UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Navient Corporation
(Name of Registrant as Specified in Its Charter)

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NAVIENT

2026 Proxy Statement

Notice of 2026
Annual Meeting of Shareholders
and Proxy Statement

June 4, 2026, 10:30 a.m. ET

13865 Sunrise Valley Drive

Herndon, Virginia 20171

April 16, 2026

Dear Fellow Shareholders:

Please join us for Navient Corporation’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held virtually on Thursday, June 4, at 10:30 a.m., Eastern Daylight Time. Read on for instructions on how to participate in the Annual Meeting.

We remain focused on meeting the needs of our customers, while at the same time continuing to execute strategic actions that strengthen the foundation we have built and positions us for future success.

To date, we have made substantial progress on the strategic initiatives that we announced in January 2024 to simplify our company, reduce our expense base, and enhance our flexibility.  We adopted a variable, outsourced servicing model and completed the divestiture of our business processing unit, which increased the opportunities for shared cost reduction.  We are also reshaping our shared services functions and corporate footprint to align with the needs of a more focused, flexible and streamlined company.

In 2025, as it relates to the strategic initiatives:

●	We exceeded our $400 million expense reduction objective set out in 2024.

●	We enhanced the value of our growth business related to in-school and refinance private education loan originations in 2025, with total originations increasing 77% from a year ago.

●	We provided transition services related to the outsourcing of loan servicing and divestiture of the business processing segment, all of which were completed by October 2025.

We believe these actions will increase the value shareholders derive from our loan portfolios and the returns we can achieve on business-building investments.

In 2026, we are focused on completing Phase 2 of our strategic transformation which prioritizes strong growth in our originations businesses while remaining focused on continuing to lower central costs and corporate footprint and returning value to our shareholders. We look forward to sharing future updates on these actions with you.

As we continue with the next phase of our strategic transformation, we recently announced that David Yowan will transition out of his role as President and CEO in June 2026. He will continue providing leadership as a member of the Board of Directors (the “Board”), on which he has served since April 2017. Mr. Yowan was named President and CEO in May 2023. Mr. Yowan successfully led the Company through Phase 1 of its multi-year strategic transformation, right sizing the corporate functions and establishing a strong foundation and a more focused and flexible business.

Edward Bramson, Chair of the Board, has been appointed President and CEO of Navient, effective June 5, 2026. Mr. Bramson has served on the Board since May 2022 and was elected Chair in June 2025. As CEO, Bramson will focus on completing Phase 2 of the Company’s strategic transformation, working with the management team to create greater long-term value for shareholders. He will continue to serve as Chair of the Board. Larry Klane, Board member since 2019, will serve as lead independent director.

Finally, we share that Jane Thompson will be retiring from the Board after 12 years of service. We thank her for her many contributions.

At our Annual Meeting, we will consider the matters described in this proxy statement. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NAVI2026.

Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the proxy statement accompanying this Notice of Annual Meeting.

The Notice of Annual Meeting sets forth the proposals that will be presented at the Annual Meeting, which are described in more detail in the proxy statement. Our board of directors recommends that you vote “FOR” each of the director nominees, “FOR” Proposals 2 and 3 and “ONE YEAR” for Proposal 4, as set forth in the proxy statement. Only shareholders who own shares of our common stock as of the close of business on April 6, 2026, the record date, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

This document contains important information about our company and the proposals that will be presented at the Annual Meeting, and we urge you to read it carefully. Your vote is important, and we strongly encourage you to vote your shares using one of the voting methods described in the proxy statement.

Our proxy materials are available to you electronically. We hope that this continues to offer you a convenient way to review the materials while allowing us to reduce our environmental footprint and expense.

David Yowan President and Chief Executive Officer	Edward J. Bramson Chair of the Board of Directors

13865 Sunrise Valley Drive

Herndon, Virginia 20171

April 16, 2026

__________________________

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS OF

NAVIENT CORPORATION

__________________________

Navient Corporation (“Navient” or the “Company”) will hold its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date:	Thursday, June 4, 2026

Time:	10:30 a.m., Eastern Daylight Time

Access:	We have determined that the Annual Meeting will be held as a virtual meeting conducted solely via live webcast at www.virtualshareholdermeeting.com/NAVI2026. If you plan to participate in the virtual meeting, please refer to the information on page 6 of the proxy statement.

Items of Business:

(1)	Elect the 6 nominees named in the proxy statement to serve as directors until the 2027 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

(2)	Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers;

(4)	Hold a non-binding advisory vote on whether a shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years; and

(5)	Act on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Only shareholders of record as of the close of business on April 6, 2026 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your participation in the Annual Meeting is important regardless of the number of shares you own. We encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker, bank, trustee or other nominee, you will receive instructions from the broker, bank, trustee or other nominee that you must follow for your shares to be voted.

By Order of the Board of Directors, Elizabeth Han Vice President, Associate General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 4, 2026.

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) are available free of charge at http://materials.proxyvote.com.

You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary, 13865 Sunrise Valley Drive, Herndon, Virginia 20171. Navient will provide a copy of its 2025 Form 10-K without charge to any shareholder upon written request.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our shareholder letter and this proxy statement contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about our business and prospects. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available. Use of words such as “believes,” “assumes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our 2025 Form 10-K and from time to time in our other filings with the SEC. We disclaim any obligation to update any forward-looking statements contained herein after the date of this proxy statement, except as otherwise required by law.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Proxy Summary

This summary is intended as an overview of the information found elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement before voting. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 16, 2026.

Annual Meeting of Shareholders

DATE AND TIME: June 4, 2026 10:30 a.m. Eastern Daylight Time	LOCATION: Virtual Meeting Only Live Webcast Please Visit www.virtualshareholdermeeting.com/NAVI2026	RECORD DATE: April 6, 2026

Meeting Agenda Voting Matters

This year, there are four Company-sponsored proposals on the agenda.

Election of a director nominee pursuant to Proposal 1 will require the affirmative vote of the holders of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election).

Approval of Proposals 2 and 3 at the Annual Meeting will require an affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. With respect to Proposal 4, the frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by shareholders.

	Proposals	Board Voting Recommendations	Page
1.	Election of each director nominee	FOR EACH NOMINEE	11
2.	Ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2026	FOR	34
3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	40
4.	Non-binding advisory shareholder vote on whether a non-binding advisory shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years	ONE YEAR	41

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

VOTE BY INTERNET BEFORE THE MEETING	Vote your shares at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 3, 2026. Please have your Notice of Internet Availability of Proxy Materials or proxy card available when you log on.	If you hold shares directly in your name as a shareholder of record, you may either vote or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com
VOTE BY PHONE	Call the toll-free number (1-800-690-6903). You may call this toll-free telephone number, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability of Proxy Materials or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 3, 2026.
VOTE BY MAIL	If you hold your shares in street name through a broker, bank, trustee or other nominee and want to vote by mail, you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 3, 2026.
VOTE BY INTERNET DURING THE MEETING	Go to www.virtualshareholdermeeting.com/NAVI2026 Votes must be submitted by the close of polls during the Annual Meeting.

Board and Governance Practices

Corporate Governance Highlights

We believe our corporate governance policies reflect best practices. In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct, Board Governance Guidelines and other governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board information and governance practices in place on December 31, 2025.

Governance Oversight	✓	Lead Independent Director
	✓	5 Independent Directors (Out of Seven)
	✓	All Board Committees (Other than the Executive Committee) Comprised Solely of Independent Directors
	✓	Industry Standard Proxy Access
	✓	Regular Executive Sessions of Independent Directors
	✓	Majority Voting for Directors (Uncontested Elections)
Board Effectiveness	✓	Commitment to Board Diversity of Thought, Experience, Perspectives and Backgrounds
	✓	Robust Risk Oversight Framework to Assess and Oversee Risks
	✓	Annual Election for All Board Members
	✓	Annual Self-Evaluation of the Board and Each Committee
	✓	Active Board and Management Succession Planning
Executive Compensation Oversight	✓	Pay-for-Performance Philosophy Emphasizes “At Risk” Pay and Equity-Based Incentives
	✓	Double-Trigger Change in Control
	✓	Long-Term Incentive Metrics Designed to Promote Growth and Sustainable Profitability
	✓	Enhanced Compensation Recovery/Clawback Policy
	✓	No Excessive Perquisites
	✓	Multi-Year Vesting Periods for Equity Awards
	✓	No Tax Gross-Ups Upon Change-in-Control
	✓	Anti-Hedging and Pledging Policy
	✓	Executive Stock Ownership Guidelines

Effective as of June 4, 2026, the Board approved the reduction of the size of the Board from seven directors to six directors, in connection with Ms. Thompson’s retirement.

Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The following table highlights each director’s specific skills, knowledge and experiences that such director brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

	Arnold	Bramson	Cabral	Klane	Lawson	Yowan
Skills and Experience
Executive Leadership: Business and strategic management experience from service in a significant leadership position, such as Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) or other senior leadership position	X	X	X	X	X	X
Industry Experience: Experience in the Company’s businesses, including consumer lending, business process, and loan management	X			X		X
Operations and Strategic Planning: Experience managing the operations of a business or large organization and driving strategic direction and growth	X	X	X	X	X	X
Finance/Accounting/Capital Markets: Background or experience in finance, accounting, capital markets or financial reporting	X	X		X		X
Legal/Regulatory: Experience in navigating legal risks acquired as a practicing attorney, experience in regulatory matters or experience in government relations			X		X
Risk Management: Experience with reviewing or managing risk in a large organization, including financial risk, physical security, and cybersecurity, among others	X	X		X		X
Human Capital Management/Compensation: Experience in retaining, managing and developing a large workforce, including in the areas of compensation, training and maintaining a diverse workforce.	X	X	X	X	X
Environmental, Governance & Social: Experience in corporate governance, environmental and sustainability initiatives and/or corporate social responsibility	X		X		X
Technology: Experience in technology or information security, including the use of technology to facilitate business operations		X

For more information about our governance programs and our Board, see Proposal 1 beginning on page 11.

Director Nominees

Name*	Age(1)	Director Since	Occupation and Experience	Independent	Standing Committee Memberships(2)				Other Public Boards
					EC	AC	CC	NGC
Frederick Arnold	72	2018	Financial Executive	Yes		M		M	1
Edward Bramson	75	2022	Partner, Sherborne Investors Management LP	No	M				0
Anna Escobedo Cabral	66	2014	Partner, Cabral Group, LLC	Yes	M	C	M		1
Larry A. Klane	65	2019	Co-Founding Principal, Pivot Investment Partners LLC	Yes	M		M	C	1
Michael A. Lawson	72	2021	Partner, Ellis George LLP	Yes		M		M	0
David L. Yowan	69	2017	President and Chief Executive Officer, Navient	No	M				0

(1)	Ages are as of April 16, 2026.

(2)	Membership as of April 16, 2026.

*	Ms. Thompson will remain as Chair of the Compensation and Human Resources Committee until the Annual Meeting on June 4, 2026. It is anticipated that the Board will realign the membership and leadership of the Board Committees after the Annual Meeting.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	CC	Compensation and Human Resources Committee	M	Member

Additional information about our director nominees, including summaries of their business and leadership experience, skills and qualifications, can be found in the director biographies that begin on page 12 of this proxy statement.

General Information

Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of our Board of Directors (the “Board of Directors” or “Board”) for use at our 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting a special website established for this purpose: www.virtualshareholdermeeting.com/NAVI2026. You will not be able to attend the Annual Meeting in person. A copy of the Notice of 2026 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 16, 2026.

Questions and Answers about the Annual Meeting and Voting

Why is this year’s Annual Meeting being held as a virtual only meeting?

The Annual Meeting will again be held as a virtual meeting conducted solely via live webcast. The Board continues to believe that holding a virtual only meeting is the best practice as it allows us to reach the broadest number of shareholders. Over the past few years, the Company has experienced more shareholders attending its virtual annual meetings than it historically had for its in-person shareholder meetings.

Who is entitled to attend and vote at the Annual Meeting?

Only shareholders who owned shares of Navient’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on April 6, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “NAVI.” On April 6, 2026, 93,989,417 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.

How do I attend the Annual Meeting?

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NAVI2026 and enter the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card. The live webcast will begin at 10:30 a.m., Eastern Daylight Time on Thursday, June 4, 2026. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time.

We believe the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Further instructions on how to attend and participate in the Annual Meeting will be posted on the virtual meeting website.

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 9:30 a.m., Eastern Daylight Time on the day of the Annual Meeting and will remain available until thirty minutes after the Annual Meeting has finished.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient furnishes proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save money and reduce our environmental impact. On or about April 16, 2026, Navient will mail a Notice of Internet Availability of Proxy Materials to certain of the Company’s shareholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. It also contains a sixteen-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that provides electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions included on your Notice of Internet Availability of Proxy Materials or listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals for which they have discretionary voting authority. The only matter being considered at the Annual Meeting for which your broker, bank, trustee or other nominee may exercise discretionary voting authority is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Your broker, bank, trustee or other nominee does not have discretionary authority to vote your shares on Proposals 1, 3 and 4. Therefore, for Proposals 1, 3 and 4, your shares will not be voted without your specific voting instructions. We encourage you to vote your shares.

If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient’s Board or to a third party, or to vote at the Annual Meeting.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using any of the methods described above. If you do not provide them with instructions on how to vote your shares prior to the Annual Meeting, they will have discretionary authority to vote your shares only with respect to Proposal 2. If you do not give your instructions on how to vote your shares on Proposals 1, 3 or 4, your shares will then be referred to as “broker non-votes” and will not be counted in determining whether Proposals 1, 3 or 4 are approved. Please participate in the election of directors and vote on all the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my Navient 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest in the plan’s company stock fund, if any, as credited to your account on the record date. You will need to instruct the Navient 401(k) Savings Plan trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m., Eastern Daylight Time, on June 3, 2026. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the trustee will vote your plan shares on each proposal in the same proportion as other plan shares are being voted.

How do proxies work?

Navient’s Board is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board’s recommendations. The Board has recommended that shareholders vote:

●	“FOR” election of each of the director nominees named in Proposal 1 to serve as directors until the 2027 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

●	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	“FOR” approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement; and

●	“ONE YEAR” on a non-binding advisory basis as to whether a non-binding advisory shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in the manner they determine is appropriate. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

●	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, Navient Corporation, 13865 Sunrise Valley Drive, Herndon, Virginia 20171;

●	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section above); or

●	If you are eligible to vote during the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote during the Annual Meeting by logging into the website at www.virtualshareholdermeeting.com/NAVI2026 and following the voting instructions.

If your shares are held in street name, you need to contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum will exist when the holders of a majority of the shares of Common Stock entitled to vote are deemed present or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

The following table provides a summary of the voting criteria for the Board’s voting recommendations for the matters on the agenda for the Annual Meeting:

Proposal	Voting Options	Vote Required for Approval	Abstentions	Broker Non-Votes	Broker Discretionary Vote Permitted	Board's Voting Recommendation
1. Election of Directors	"FOR" or "AGAINST" or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the votes cast.	NOT COUNTED	NOT COUNTED	NO	FOR the election of each of the director nominees
2. Ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2026	"FOR" or "AGAINST" or "ABSTAIN" from voting	Affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.	NOT COUNTED	NOT COUNTED	YES	FOR
3. Approval, in a non-binding advisory vote, of the compensation paid to Navient’s named executive officers	"FOR" or "AGAINST" or "ABSTAIN" from voting	Affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.	NOT COUNTED	NOT COUNTED	NO	FOR
4. Non-binding advisory vote as to whether a non-binding advisory vote to approve the compensation paid to Navient’s named executive officers should occur every one, two or three years	“ONE YEAR” or “TWO YEARS” or “THREE YEARS” or “ABSTAIN” from voting	Affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. If no such option receives the requisite majority, the Company will consider the frequency receiving the greatest number of votes to be the frequency recommended by shareholders.	NOT COUNTED	NOT COUNTED	NO	ONE YEAR

Who will count the vote?

Votes will be tabulated by an independent inspector of elections.

Who can attend the Annual Meeting?

Only shareholders as of the record date, April 6, 2026, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

Overview of Proposals

This proxy statement contains four proposals requiring shareholder action, each of which is discussed in more detail below.

●	Proposal 1 requests the election of the 6 nominees named in this proxy statement to serve as directors until the 2027 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

●	Proposal 2 requests the ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

●	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.

●	Proposal 4 requests a recommendation, in a non-binding advisory vote, as to whether a non-binding advisory vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

Proposal 1 - Election of Directors

Under Navient’s Third Amended and Restated Bylaws (“Bylaws”), the Board has the authority to determine the size of the Board and to fill any vacancies that may arise prior to the next annual shareholder meeting. The Board is currently comprised of 7 directors.

On April 2, 2026, Jane Thompson informed the Board that she would be retiring from the Board, effective as of the Annual Meeting, after 12 years of service. She is, therefore, not standing for reelection to the Board in 2026. On April 2, 2026, the Company’s Nominations and Governance Committee recommended, and the Board nominated, the following 6 incumbent directors for election at the Annual Meeting:

Frederick Arnold

Edward J. Bramson

Anna Escobedo Cabral

Larry A. Klane

Michael A. Lawson

David L. Yowan

In addition to fulfilling the general criteria for director nominees described in the section of this proxy statement titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board has determined support its oversight of Navient’s business, operations and structure. These qualifications are discussed beginning on the next page along with biographical information regarding each member of the Board being nominated, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from them and in part from Navient’s records.

All nominees listed above have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board does not now expect, the Board may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote those shares for a reduced number of nominees. If the Board designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Navient’s Bylaws generally provide that the election of a director nominee will be by a majority of the votes cast. Accordingly, a director nominee will be elected to the Board if the number of shares voted “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and broker non-votes have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

If any director nominee fails to receive a majority of the votes cast “FOR” in an uncontested election, that nominee has agreed to automatically tender his or her resignation upon certification of the election results. If such an event were to occur, Navient’s Nominations and Governance Committee will make a recommendation to the Board as to whether any special circumstances exist which would warrant such director continuing to serve on the Board for an extended period of time. The Board will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

David L. Yowan, 69 Director since March 2017

President and Chief Executive Officer

Navient Corporation

Business Experience:

President and Chief Executive Officer, Navient Corporation - 2023 to present

Executive Vice President and Treasurer, American Express Company - 2006 to 2022

Senior Treasury Management, American Express Company - 1999 to 2006

Senior Vice President, North American Consumer Bank Treasury, Citigroup - 1987 to 1998

Other Professional and Leadership Experience:

Director, Ameriprise Bank FSB

Skills, Experience and Qualifications:

Mr. Yowan has been the Company’s President and Chief Executive Officer since May 2023. His extensive experience in consumer financial services, including his long tenure with the world’s largest payment card issuer, makes him a valuable addition to our Board. His insight and experience in risk management, balance sheet management, asset securitization and strategy make him ideally suited to assist our Board in overseeing financial, operational and credit risk management.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Edward Bramson, 75 Chair of the Board since June 2025 Director since May 2022

Partner

Sherborne Investors Management LP

Business Experience:

Partner, Sherborne Investors - 1986 to present

Chief Executive Officer, Electra Private Equity plc - 2015 to 2019

Executive Chairman, F&C Asset Management plc - 2010 to 2013

Chairman and Chief Executive Officer, Nautilus, Inc. - 2007 to 2011

Chairman/Executive Chairman, Spirent Communications plc - 2006 to 2010

Chairman/Executive Chairman, Elementis plc - 2005 to 2007

Executive Chairman, 4imprint Group plc - 2003 to 2005

Chairman, Ampex Corporation - 1992 to 2007

Skills, Experience and Qualifications:

Mr. Bramson has extensive business experience as a chief executive officer, including serving as chief executive officer of seven publicly traded companies in the consumer products, electronics and regulated financial services sectors. He co-founded Sherborne Investors in 1986. The firm manages private and public equity turnaround investments and holds approximately 31.3% of the outstanding shares of Navient, as of March 6, 2026. Mr. Bramson has worked successfully with people from diverse backgrounds and brings to our Board valuable experience in creating long-term value for shareholders.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Frederick Arnold, 72 Director since August 2018

Financial Executive

Business Experience:

Chief Financial Officer, Convergex Group, LLC - 2015 to 2017

Executive Vice President and Chief Financial Officer, Capmark Financial Group, Inc. - 2009 to 2011

Executive Vice President of Finance, Masonite Corporation - 2006 to 2007

Executive Vice President, Strategy and Development, Willis North America - 2001 to 2003

Chief Administrative Officer, Willis Group Holdings Ltd. - 2000 to 2001

Chief Financial and Administrative Officer, Willis North America - 2000

Investment Banking - 1980 to 2000

Directorships of Other Public Companies:

Chairman, Pepco Group N.V. (WSE: PCO) – 2024 to present

Former Directorships of Other Public Companies:

M3-Brigade Acquisition V Corp.

M3-Brigade Acquisition III Corp.

Cyxtera Technologies, Inc.

Valaris plc

Syncora Holdings Ltd.

FS KKR Capital Corp.

Corporate Capital Trust

CIFC Corp.

The We Company

Other Current Professional and Leadership Activities:

Advisory Board Member, Wittur International Holding GmbH

Chairman, Metropolitan Gaming HoldCo Ltd

Current Chairman, Lehman Brothers Holdings Inc.

Skills, Experience and Qualifications:

Mr. Arnold spent 20 years as an investment banker primarily at Lehman Brothers and Smith Barney, where he served as managing director and head of European corporate finance. Subsequent to his employment at Lehman Brothers and Smith Barney, Mr. Arnold served in various senior financial positions at a number of private equity-owned portfolio companies. His experience originating and executing mergers and acquisitions and equity and debt financings across a wide variety of industries and geographies, as well as his operating and board experience, brings a valuable perspective to our Board.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Anna Escobedo Cabral, 66 Director since December 2014

Partner

Cabral Group, LLC

Business Experience:

Partner, Cabral Group - 2018 to present

Senior Advisor, Inter-American Development Bank - 2009 to 2018

Treasurer of the United States, U.S. Department of the Treasury - 2004 to 2009

Director, Smithsonian Institution’s Center for Latino Initiatives - 2003 to 2004

CEO, Hispanic Association on Corporate Responsibility - 1999 to 2003

Deputy Staff Director & Chief Clerk, U.S. Senate Committee on the Judiciary - 1993 to 1999

Executive Staff Director, U.S. Senate Republican Conference Task Force on Hispanic Affairs - 1991 to 1999

Directors of Other Public Companies:

Independent Director, Lincoln Educaitonal Services Corp (Nasdaq: LINC) – December 2024 to present

Other Professional and Leadership Experience:

Independent Director, Lincoln Educational Services Corporation

Member, Orange County Community Foundation Board

Trustee, Jessie Ball duPont Fund

Chair, BBVA Microfinance Foundation Board

Member, Diversity Advisory Committee, Comcast NBCU

Former Treasurer, Lideramos

Former Co-Chair, Financial Services Roundtable Retirement Security Council

Former Member, Providence Hospital Foundation Board

Former Member, American Red Cross Board of Directors

Former Member, Sewall Belmont House Board of Directors

Former Member, Martha’s Table Board of Directors

Skills, Experience and Qualifications:

Through her vast experience in public policy, government, public affairs, corporate social responsibility, international development, and financial literacy, as well as her experience as a chief operating officer in the nonprofit sector, Ms. Cabral provides our Board with key insights regarding regulatory policy, the political and legislative process, and corporate social responsibility.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Larry A. Klane, 65 Lead Independent Director since September 2025 Director since May 2019

Co-Founding Principal

Pivot Investment Partners LLC

Business Experience:

Co-Founding Principal, Pivot Investment Partners LLC - 2014 to present

Global Financial Institutions Leader, Cerberus Capital Management - 2012 to 2013

Chair, Korea Exchange Bank - 2010 to 2012

CEO, Korea Exchange Bank - 2009 to 2012

President of Global Financial Services, Capital One - 2000 to 2008

Managing Director, Bankers Trust/Deutsche Bank - 1994 to 2000

Directorships of Other Public Companies:

The Real Brokerage, Inc. (Nasdaq: REAX) - June 2020 to present

Former Directorships of Other Public Companies:

VeriFone Systems, Inc.

Korea Exchange Bank

Aozora Bank Ltd.

Bottomline Technologies, Inc.

Other Professional and Leadership Experience:

Director, Goldman Sachs Bank USA

Former Director, Nexi Group S.p.A.

Former Director, Ethoca Limited

Skills, Experience and Qualifications:

Mr. Klane brings an important strategic and operational perspective to our Board given his extensive background in financial services and payment services, including his service in various leadership positions in the financial services industry.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Michael A. Lawson, 72 Director since August 2021

Partner

Ellis George LLP

Business Experience:

Partner, Ellis George LLP - 2024 to present

President and CEO, Los Angeles Urban League - 2017 to 2023

U.S. Ambassador, Council of the International Civil Aviation Organization, a United Nations agency - 2013 to 2017

President, Board of Airport Commissioners - 2008 to 2011

Partner, Skadden, Arps, Slate, Meagher & Flom - 1980 to 2011

Other Professional and Leadership Experience:

Member, Board of Directors, Southern California Public Radio 2020

Member, Board of Directors, The United Way of Greater Los Angeles

Member, Board of Directors, The Pacific Council on International Policy

Former Member, Board of Airport Commissioners, Los Angeles World Airports

Former Member, Board of Trustees of the California State Teachers’ Retirement System

Former Chair, Oversight Board for the Community Redevelopment Agency for the City of Los Angeles

Former Member, Board of Trustees, Morehouse College, Atlanta GA

Former Member, Board of Trustees, Loyola Marymount University, Los Angeles

Former Chair/Member, Constitutional Rights Foundation

Former Vice Chair/Member, Board of Directors, Performing Arts Center of Los Angeles County/The Music Center

Former Member, Board of Directors, Music Center Foundation

Former Member, Western Regional Selection Panel for the White House Fellow Program

Former Member, Board of Directors, The Advancement Project

Skills, Experience and Qualifications:

Mr. Lawson brings experience to our Board as a result of his extensive background in the area of executive compensation and benefits. Mr. Lawson also possesses extensive experience in structured finance and proxy contests.

Agreements with the Sherborne Group

On April 14, 2022, the Company entered into a Nomination and Cooperation Agreement (as amended by Amendment No. 1 to Nomination and Cooperation Agreement, dated as of December 14, 2023, and Amendment No. 2 to Nomination and Cooperation Agreement, dated as of December 20, 2024, the “Agreement”), by and among the Company and Sherborne Investors Management LP, Newbury Investors LLC and Edward J. Bramson (collectively, the “Sherborne Group”). The Agreement included various terms, conditions and provisions, including those pursuant to which Mr. Bramson was nominated and elected as a member of the Board and other terms applicable during the “Covered Period.” The Covered Period ends on the date that is twenty (20) business days following the date Mr. Bramson ceases to be a member of the Board. Therefore, assuming Mr. Bramson is reelected to the Board, the terms and conditions contained in the Agreement will continue to be in effect. Mr. Bramson, while serving as a member of the Board, is required to (i) meet all applicable director independence and other requirements of the Company, of stock exchange listing standards and of the SEC and related securities laws and regulations, (ii) be qualified to serve as a director under the Delaware General Corporation Law and (iii) comply with Company policies, guidelines and codes of conduct applicable to non-management directors.

If the Sherborne Group (which holds approximately a 31.3% ownership position in the Company, as of March 6, 2026) ceases to hold at least 10.0% of the Company’s Common Stock, the Agreement requires Mr. Bramson to offer his resignation from the Board. Such offer of resignation would also be required in certain other circumstances set forth in the Agreement.

Under the Agreement, the Sherborne Group is subject to various restrictions, including, among other things, limitations on proposing or engaging in certain extraordinary transactions and other matters involving the Company and prohibitions on the Sherborne Group acquiring more than 20.0% of the Company’s outstanding shares other than as a result of share repurchases undertaken by the Company. The Agreement also prohibits the Sherborne Group from engaging in proxy solicitations and certain other shareholder-related matters and proposals, forming groups with other investors, disposing of its shares to a third party who, to the Sherborne Group’s knowledge, would subsequently own 5.0% or more of the Company’s outstanding shares outside of open market broker sale transactions or transactions approved by the Board, engaging in short sales of Company shares, and making certain statements regarding the Company and on certain interactions with third parties and employees of the Company. The Sherborne Group has agreed to vote its shares as set forth in the Agreement, including with respect to board elections. Certain non-disparagement provisions also apply to the Company and to the Sherborne Group under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete agreements included as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2022, Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2023, and Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 26, 2024, each incorporated herein by reference.

Corporate Governance

Company Leadership Update

On April 8, 2026, we announced that David Yowan will transition out of his role as President and CEO in June 2026. He will continue providing leadership as a member of the Board of Directors, on which he has served since April 2017. Mr. Yowan was named President and CEO in May 2023.

Edward Bramson, Chair of the Board of Directors, has been appointed CEO of Navient, effective June 5, 2026. Mr. Bramson has served on Navient’s Board of Directors since May 2022 and was elected Chair in June 2025. As CEO, Bramson will continue to focus on the Company’s strategic transformation and returning value to our shareholders. He will remain Chair. Larry Klane, the Chair of the Nominations and Governance Committee, will serve as Lead Independent Director.

Role and Responsibilities of the Board of Directors

The Board believes strong corporate governance is critical to achieving Navient’s performance goals, enhancing shareholder value, and maintaining the trust and confidence of investors, employees, and other stakeholders.

The primary responsibilities of the Board are:

●	Reviewing Navient’s long-term strategies and setting long-term performance metrics;
●	Reviewing and approving Navient’s annual business plan and multi-year strategic plan, regularly reviewing performance against such plans and ensuring alignment between the Company’s actions and its longer-term strategic objectives;
●	Reviewing risks affecting Navient and its processes for managing those risks, and overseeing management performance with regard to various aspects of risk management, compliance and governance;
●	Selecting, evaluating, and determining the compensation of the Chief Executive Officer;
●	Planning for succession of the Chief Executive Officer and other members of the executive management team;
●	Reviewing and approving major transactions;
●	Through its Audit Committee, selecting and overseeing Navient’s independent registered public accounting firm;
●	Overseeing financial matters, including financial reporting, financial controls and capital allocation;
●	Recommending director candidates for election by shareholders and planning for the succession of directors; and
●	Evaluating the Board’s composition and effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed at least annually by the Nominations and Governance Committee. The Guidelines can be found on the Company’s website at https://navient.com/investors/corporate-governance, and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, establish the following governance practices, among others:

●	A majority of the members of the Board must be independent directors and all members of the Audit, Compensation and Human Resources, and Nominations and Governance Committees must be independent.
●	All directors stand for re-election each year and must be elected by a majority of the votes cast in uncontested elections.
●	No individual is eligible for nomination to the Board after the earlier of (i) their 75th birthday or (ii) after having served in the aggregate more than 15 years on the Board except in special circumstances.
●	Independent members of the Board and its committees meet in executive session, outside the presence of management or the Chief Executive Officer, during each scheduled Board or committee meeting. The Lead Independent Director of the Board (or the applicable committee chair) presides over these sessions.
●	Navient maintains stock ownership and retention guidelines for directors and executive officers and has a policy prohibiting the hedging or pledging of its stock.
●	The Board and each committee conduct performance reviews annually.
●	The Board and its committees may engage their own advisors.

The Nominations and Governance Committee routinely conducts an assessment of director skill sets in light of the Company’s present and future businesses to ensure Board effectiveness. The Chair of the Board and the Chair of the Nominations and Governance Committee also meet with each director on an annual basis to assess Board effectiveness and engage in discussions regarding Board succession planning and director recruiting. The findings from these assessments are shared with the full Board.

Board Leadership Structure

The Board has historically separated the roles of Chair of the Board and CEO; however, on April 2, 2026, the Board approved the appointment of Edward Bramson, current Chair of the Board, to the role of CEO, effective June 5, 2026. Given Mr. Bramson’s pivotal role in the Company’s strategic transformation and commitment to driving shareholder value and growth, the Board believes the new leadership structure is appropriate and aligns with the Company’s priorities. Mr. Bramson will remain Chair of the Board. Mr. Yowan, the Company’s current CEO, will remain on the Board.

The Board assesses its leadership structure, including the appointment of the Chair of the Board, on at least an annual basis. Larry Klane, Chair of the Nominations and Governance Committee, was elected Lead Independent Director by the independent members of the Board in September 2025, a role that the Board will elect at least annually during the period when the Company has a combined Chair and CEO. The Board believes that, given the Company’s ongoing strategic transformation, having a combined Chair and CEO, a strong Lead Independent Director, and Board committees composed entirely of independent directors (except the Executive Committee) provides the best Board leadership structure for the Company. This structure, together with our other robust corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.

As stated above, Mr. Klane, currently serves as our Lead Independent Director. Mr. Klane has broad strategic and operational experience in the financial services and payment services industry and has served on our Board since 2019 during which time he has helped guide multiple leadership transitions, management changes and strategic transformation. His experience and insight make him a valuable resource to our Chair and CEO and gives him a deep understanding of our business that enhances both his independence from management and his ability to provide strong oversight. Our Lead Independent Director’s responsibilities include:

●	Serving as a liaison between independent directors and the Chair and CEO;

●	Facilitating discussion among the independent directors;

●	Presiding at all executive sessions of the Board’s independent directors;

●	Presiding at any meetings of the Board when the Chair requests, is not present, or has a conflict that cannot be appropriately cured or waived;

●	Calling meetings of the independent directors as appropriate, and in coordination with the Chair, all members of the Board;

●	Coordinating the preparation of agendas and materials for executive sessions of the Board’s independent directors, if any; and

●	Communicating to the Chair any suggestions, views or concerns expressed by independent directors in executive sessions or outside of Board meetings, or any decisions reached by independent directors, where appropriate.

Board Succession Planning

The Guidelines provide that no individual is eligible for nomination to the Board after the earlier to occur of (i) their 75th birthday or, (ii) after they have served more than 15 years on the Board, except in special circumstances. The Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environments in which we operate. Each year, the Chair of the Board and the Chair of the Nominations and Governance Committee meet with each director to engage in discussions regarding Board evaluation. The findings from these meetings are shared with the Board for a broader discussion. The Board also discusses succession planning and director recruiting as part of the Committee and Board’s regular agenda. In recruiting new directors, the Board seeks to achieve a diversity of backgrounds, perspectives, thought and experience.

Management Succession Planning

We have succession plans and talent management programs in place for our Chief Executive Officer and for our team of senior executives. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership that is critical for future business success. We also look to promote a diversity of backgrounds, thoughts, perspectives, experiences, and other factors as part of the management succession planning process.

The succession plan for our Chief Executive Officer is reviewed regularly by the Compensation and Human Resources Committee, the Nominations and Governance Committee and the other independent directors. The plan identifies a “readiness” level for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also an ongoing process, which includes identifying a readiness level for each potential internal candidate and strategically planning for external hires for positions where gaps, if any, are identified.

Our emergency Chief Executive Officer succession plan is intended to respond to an immediate and unexpected position vacancy, including resulting from a major catastrophe. The plan allows the Company to continue safe and sound operations and minimizes potential disruption or loss of continuity to business and operations.

Director Independence

For a director to be considered independent, the Board must determine that the director does not have any relationship with the Company which, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. The standards for determining director independence are included in the Guidelines. In addition to Delaware law requirements, the Guidelines conform to the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing standards. The Guidelines can be found at https://navient.com/investors/corporate-governance and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.

At the end of 2025, the Board was comprised of 7 members, 5 of whom were affirmatively determined to be independent. Linda A. Mills served on the Board until her retirement at our 2025 annual meeting and was previously determined to be independent. The independent members of the Board at the end of 2025 were: Frederick Arnold; Anna Escobedo Cabral; Larry A. Klane; Michael A. Lawson; and Jane J. Thompson. During 2025, and again in 2026, the Board determined that each of these individuals met the Nasdaq listing standards and Navient’s own director independence standards. In addition, during 2025 and again in 2026, the Board considered transactions and relationships between each director and any member of his or her immediate family or affiliates on one hand, and Navient, on the other, including relationships described below under “Other Matters – Certain Relationships and Related Transactions,” to confirm that there were no transactions or relationships that would impair such director’s independence. Mr. Yowan, the Company’s President and CEO, and Mr. Bramson, the Chair of the Board, were determined not to be independent among Navient’s current Board.

Each member of the Board’s Audit, Compensation and Human Resources, and Nominations and Governance Committees is independent within the meaning of the Nasdaq listing standards, Rule 10A-3 of the Exchange Act and Navient’s own director independence standards.

Board Meetings and Attendance at Annual Meeting

The full Board met 14 times in 2025. Each of our incumbent directors attended at least 87% of the total number of Board and committee meetings during his or her tenure on the Board and applicable committees, with the average attendance across all our incumbent directors being 96% in 2025. All directors attended the Company’s 2025 Annual Meeting of Shareholders.

Committee Membership

The Board has established the following standing committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Human Resources Committee, a Nominations and Governance Committee, and an Executive Committee.

Each standing committee is governed by a Board-approved written charter, which is evaluated annually, and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation. Investors may find the current membership of the Board’s standing committees at https://www.navient.com/investors/corporate-governance/.

In 2021, as part of the Board’s regular governance practice, an 18-month work-plan was created for each of the charters of the Audit, Compensation and Human Resources, and Nominations and Governance committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans were reviewed in 2025 and will also be reviewed and revised as a matter of course in 2026. Agendas for committee meetings are developed based on each committee’s work-plan together with other current matters the Chair of the Board, the committee chair or management believes should be addressed at the meeting. The chair of each committee provides regular reports to the Board regarding the subject of the committee’s meetings and any committee actions.

The following table sets forth the membership and number of meetings held for each committee of the Board during 2025. This table reflects the membership of each committee as of December 31, 2025. It is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet more often than the other committees.

	Audit Committee	Compensation and Human Resources Committee	Executive Committee	Nominations and Governance Committee
Frederick Arnold	X			X
Edward J. Bramson			CHAIR
Anna Escobedo Cabral	CHAIR	X	X
Larry A. Klane		X	X	CHAIR
Michael A. Lawson	X			X
Jane J. Thompson		CHAIR	X	X
David L. Yowan			X
Number of Meetings in 2025	9	5	4	3

Chair = Committee Chair
X = Committee Member

Audit Committee

During 2025, the Audit Committee, as set forth in its charter, assisted the Board in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. The Audit Committee also oversees the Company’s Enterprise Risk Management policy, standards and program, and its asset quality and other components of the Company’s lending programs. In addition, the Audit Committee reviews the Company’s procedures for the receipt, retention and handling of confidential, anonymous complaints pertaining to accounting, internal accounting controls and auditing matters, including procedures for the periodic review of violations or waivers of compliance with the Company’s Code of Business Conduct. The Audit Committee also prepares a report for Navient’s annual proxy statement, as required by the SEC. The Board has determined that Mr. Arnold is the only member of the Audit Committee who qualifies as an audit committee financial expert, as that term is defined under the rules promulgated by the SEC. During 2025, no member of the Audit Committee served on the audit committee of more than three public companies.

Compensation and Human Resources Committee

Pursuant to the provisions of its charter, the primary responsibilities of the Compensation and Human Resources Committee (also referred to herein as the “Compensation Committee”) during 2025 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and certain other executive officers who report to the Chief Executive Officer (collectively “Executive Management”), and the independent members of the Board; (2) review and approve compensation plans, incentive plans and benefit plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board succession plans applicable to Executive Management; (7) review and consider current and developing compensation- and human resources-related topics as appropriate, including performance management, leadership development, turnover and retention, and employee engagement; (8) review Navient’s strategy for promoting inclusion and engagement in the workplace; and (9) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required. The Compensation Committee also reviews the report of management on the potential risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the chair and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee approves the compensation of the Chief Executive Officer and Executive Management. At that time, the Compensation Committee also makes a recommendation to the Board regarding director compensation. The Compensation Committee reviews executive compensation as described in the “Compensation Discussion and Analysis” section of this proxy statement. In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.

Nominations and Governance Committee

In accordance with its charter, the Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of Navient, the operations of the Board generally, and the qualifications of directors. It recommends to the Board the director nominees for the annual meeting of shareholders; oversees the orientation of new directors and the ongoing education of the Board; recommends director assignments to the Board’s standing committees; oversees the Company’s reputational and political risks, including environment, social and governance risks; supervises the Board’s self-evaluation and succession process; and reviews and recommends changes to the Guidelines. Additionally, the Nominations and Governance Committee routinely benchmarks the Company’s governance practices against industry best practices and makes appropriate changes when necessary.

Executive Committee

Since its creation, membership of the Executive Committee has included the committee chairs, the Chief Executive Officer and the Chair of the Board. Under its charter, the Executive Committee has authority to act on behalf of the Board when the full Board is not available and oversees the allocation of risk oversight responsibilities among Board committees. In conjunction with the Audit Committee, the Executive Committee also reviews with management the Company’s quarterly earnings and press releases.

Each of the committees’ charters is available at https://www.navient.com/investors/corporate-governance. Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 13865 Sunrise Valley Drive, Herndon, VA 20171.

Compensation Consultant and Independence

The Compensation Committee has retained Pearl Meyer as its independent compensation consultant (the “Compensation Consultant”) since 2015.

The Compensation Consultant reports directly to the Compensation Committee, and the Compensation Committee retains authority to replace the Compensation Consultant or hire additional consultants at any time. A Compensation Consultant representative participated in meetings of the Compensation Committee, met with the committee without the presence of management, as requested, and directly communicated with the Chair and members of the Compensation Committee. The Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers in consultation with the Board.

The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee, as requested, on the principal aspects of Navient’s executive and director compensation programs, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation, reviewing Navient’s executive compensation disclosures, and informing the Committee about emerging compensation-related regulatory and industry issues.

Each year, the Compensation Committee considers the independence of the Compensation Consultant under SEC rules and Nasdaq listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to the Company by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenues; (3) policies or procedures maintained by the Compensation Consultant designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Navient Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee reviewed these considerations and concluded that the work of the Compensation Consultant did not raise any conflicts of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ms. Thompson and Mr. Klane were members of the Compensation Committee during the full fiscal year 2025. Mr. Lawson was a member of the Compensation Committee until June 2025. Ms. Cabral became a member of the Compensation Committee in June 2025. All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient or its affiliates. During fiscal year 2025, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

The Board of Directors’ Role in Risk Oversight

Our Board has the ultimate responsibility for risk oversight under Navient’s Enterprise Risk Management (“ERM”) philosophy and framework. In carrying out this critical responsibility, the Board has designated the Audit Committee as having primary responsibility to assist the Board in the development, maintenance and governance of the company’s ERM policy, standards and program. Other standing committees of the Board are charged with overseeing specific enterprise risks, as described below. The Board and its standing committees are responsible for ensuring we adhere to established risk tolerances and parameters that form a cornerstone of our ERM framework.

The Board has delegated day-to-day responsibility for risk oversight to our Chief Executive Officer and senior management team, who in turn have established the following management committees to implement this directive: Enterprise Risk and Compliance Committee, Credit and Loan Loss Committee, Asset and Liability Committee, and Incentive Compensation Plan Committee. These internal management committees, described in more detail below, provide regular reports to the Board and its standing committees – either directly or through one or more senior executives. The overall risk governance structure is illustrated below:

The Nominations and Governance Committee regularly reviews the composition and membership of each standing committee of the Board and makes recommendations to the Board. Outside of the SEC and Nasdaq requirements for eligibility to serve on certain committees, such as the Audit Committee and the Compensation Committee, the Nominations and Governance Committee actively considers each committee’s responsibilities, as outlined in its charter, as well as individual director skill sets when deciding which directors will serve on specific standing committees.

Risk Appetite Framework

Navient employs a Risk Appetite Framework to identify the most significant risks that could impact our business and provides the process for evaluating and quantifying those risks. The Risk Appetite Framework defines the type and degree of risk Navient is able and willing to assume, given its business objectives, contractual and other legal requirements, and obligations to stakeholders. As noted below, our Risk Appetite Framework segments enterprise risk into nine enterprise risk domains.

Enterprise Risk Domains

Our Risk Appetite Framework segments Navient’s enterprise risks across nine enterprise risk domains: (1) Credit; (2) Market; (3) Funding and Liquidity; (4) Compliance; (5) Legal; (6) Operational; (7) Reputational and Political; (8) Governance; and (9) Strategic.

These risk domains are disclosed in our Form 10-K and proxy statements filed with the SEC. As noted above, our Board has the ultimate responsibility for risk oversight for Navient’s ERM framework.

Oversight responsibility for each risk domain is assigned to the Board and/or one or more of its standing committees. These risk oversight responsibilities are spelled out in each standing committee’s charter. Investors can find the charter of each committee on our website at https://www.navient.com/investors/corporate-governance/.

The following table lists each enterprise risk domain and provides a description of the risk along with the assignment of risk oversight responsibility.

Enterprise Risk Domain	Risk Oversight Responsibility	Risk Description
Credit	Board of Directors	Risk resulting from an obligor’s failure to meet the terms of any contract with the Company or otherwise fail to perform as agreed.
Market	Board of Directors	Risk resulting from changes in market conditions, such as interest rates, spreads, commodity prices or volatilities.
Funding and Liquidity	Board of Directors/Audit Committee	Risk arising from the Company’s inability to meet its obligations when they come due without incurring unacceptable losses.
Compliance	Audit Committee	Risk arising from violations of, or non-conformance with, laws, rules, regulations, prescribed practices, internal policies, and procedures, or ethical standards.
Legal	Audit Committee	Risk manifested by claims made through the legal system, including litigation brought against the Company. Legal risk may arise from a product, a transaction, a business relationship, property (real, personal, or intellectual), employee conduct, or a change in law or regulation.
Operational	Board of Directors/Compensation and Human Resources Committee	Risk resulting from inadequate or failed internal processes, personnel and systems, inadequate product design and testing, or from external events, including cybersecurity risk.
Reputational and Political	Nominations and Governance Committee	Risk from stakeholder perceptions on legal matters, environmental, social and governance matters, our internal code of conduct or other employee misconduct.
Governance	Nominations and Governance Committee	Risk of not establishing and maintaining a control environment that aligns with stakeholder and regulatory expectations, including tone at the top and board performance.
Strategic	Executive Committee	Risk from adverse business decisions or improper implementation of business strategies.

Cybersecurity Risk Oversight

The Board plays a critical role in overseeing the Company’s cybersecurity risk management. The Board receives regular briefings from the Company’s Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) on material matters related to information security such as risk assessments, risk management and results of testing and security incidents, and is notified between such updates regarding significant new cybersecurity threats or incidents. The Board also receives a formal, annual report on the effectiveness of the Company’s comprehensive corporate information security program (“CISP”) from the Company’s CIO and CISO and approves the program on an annual basis.

Our CISO is responsible for administering and managing the CISP as well as for managing, communicating, conducting and coordinating all investigations regarding information technology or related to the use or misuse of our or our vendor’s computer systems, applications, data or resources. No cybersecurity incident response activity is permitted to be executed without the consent and approval of our CISO. Our CISO provides periodic reports regarding the status of the CISP and the overall state of the Company’s security to senior management and to the Board. Further, the CISO and his information security team coordinate periodic incident response exercises and tests to help ensure an adequate incident response program is in place. Upon completion of the tests, results and any findings are reported to senior management, the Board and the Enterprise Risk and Compliance Committee. As noted above, the Enterprise Risk and Compliance Committee is an executive management-level committee to whom senior management reports and with whom senior management reviews significant risks, including risks relating to cybersecurity, receives reports on adherence to established risk parameters, provides direction on mitigation and remediation of our risks and closure of issues, and supervises our ERM program.

Data Security

We maintain a robust, multilayered compliance management system and are dedicated to helping our clients and customers keep their information secure. Recognizing the evolving threats facing all companies, we maintain the Navient CISP, which utilizes a defense-in-depth strategy to protect our resources, infrastructure, assets and most importantly, customer data and information. The overall objective of the Navient CISP is to establish effective enterprise-wide policies, standards, programs, procedures, and strategies that address the security of Navient’s computer resources, infrastructure, data and information assets. The CISP includes administrative, technical and physical safeguards designed to achieve certain objectives, including ensuring the security, confidentiality, integrity, and availability of information; protecting against any reasonably anticipated threats or hazards to the security or integrity of such information; protecting against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer or individual, or to Navient; providing reasonable assurance that business objectives will be achieved and security incidents will be prevented or detected, contained and corrected; and complying with legal, statutory, contractual, and internally developed requirements.

As part of the CISP, we have developed and implemented a formal security incident response program which provides clear, practical guidelines and actionable steps to respond to cybersecurity incidents. The security incident response program provides a framework which is comprised of different phases and overarching functions, representing the key activities to prepare for and respond to a security incident. Additionally, a cross-functional incident response team is utilized to ensure that appropriate staff, resources and expertise are available at all times to provide a coordinated response to any incident or event that may threaten our computer systems, information resources or data. In the event of a suspected or confirmed security incident, our CISO is responsible for coordinating with internal departments, including risk, compliance and legal, and other senior management as appropriate as well as outside vendors and advisors. Incident response exercises and tests are conducted periodically to help ensure an adequate incident response program is in place. Upon completion of the tests, results are documented and evaluated and reported to senior management and to the Board, as appropriate. Any notable deficiencies or findings resulting from the tests are entered into our open issues tracking system, to be tracked for follow-up and/or remediation, as applicable.

Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”) that conducts an annual risk review and assessment of the various incentive compensation plans covering our employees, including our named executive officers, to ensure that our employees are not incentivized to take inappropriate risks which could impact our financial position and controls, reputation, or operations. Our Chief Risk Officer, Chief Compliance Officer, Chief Operating Officer and Chief Human Resources Officer serve on the ICP Committee, along with other senior business leaders. The ICP Committee presented its annual findings to the Compensation Committee and the Audit Committee in early 2026, and the Compensation Committee determined that the Company’s incentive compensation programs do not encourage or create unnecessary risk-taking, and that the risks arising from the programs are not reasonably likely to have a material adverse effect on the Company. The ICP Committee will continue to monitor our incentive compensation plans, as well as the plan governance structure put in place to mitigate risks associated with the plans, to ensure that our incentive compensation practices properly incentivize our employees and reflect industry best practices.

Nominations Process

As described earlier in this proxy statement, the Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environment in which we operate. The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members or third parties. The Nominations and Governance Committee has, from time to time, engaged and may continue, in the future, to engage third-party search firms to assist in identifying director candidates.

Candidates are evaluated based on the needs of the Board and Navient at that time, given the then-current mix of Board members, their individual skills and experiences relative to the Company’s business strategy, and the Nominations and Governance Committee’s desire to bring additional skills or experiences to the Board. The Board actively seeks representation that reflects a diversity of perspectives, experience, backgrounds as well as geographic diversity. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition, skills and diversity of the Board, and as part of the process, the Nominations and Governance Committee incorporates into the Board’s annual evaluation process the opportunity for each Board member to provide input regarding the current and desired composition of the Board and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:

●	Knowledge of Navient’s business;

●	Proven record of accomplishment;

●	Integrity and sound judgment;
●	Ability to challenge and engage management; and
●	Independence.

In addition, the Nominations and Governance Committee believes the Board collectively should encompass a mix of skills and expertise in the following areas:

●	Finance, including capital allocation;

●	Accounting/audit;

●	Corporate governance;

●	Executive leadership;

●	Information security and cybersecurity;

●	Financial services, including financial technology and innovation;

●	Capital markets;

●	Business operations and operating efficiency;

●	Mergers and acquisitions;

●	Higher education;

●	Consumer credit;

●	Consumer marketing and product development, including customer experience;

●	Government/Regulatory; and

●	Legal.

The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, a notice of nomination to the Corporate Secretary at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 13865 Sunrise Valley Drive, Herndon, VA 20171, including all of the required information noted in the Company’s Bylaws. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2027 Annual Meeting” in this proxy statement. In addition, shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees must comply with the additional requirements of Rule 14a-19, including delivery of written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act.

Proxy Access

The Company will include in its proxy statement and on its form of proxy card, the name of a director nominee submitted by an “Eligible Holder” who provides the information and satisfies the other provisions of the Company’s Bylaws. To qualify as an Eligible Holder, a shareholder or a group of no more than 20 shareholders must have continuously owned at least three percent (3%) of the outstanding shares of the Company’s Common Stock entitled to vote in the election of directors for a period of at least three years and thereafter continue to own the shares through the Company’s annual meeting. There are no proxy access board nominees for the 2026 Annual Meeting. A complete version of the Company’s Third Amended and Restated Bylaws can be found on the Corporate Governance page of the Company’s website at https://www.navient.com/investors/corporate-governance/.

Director Orientation and Continuing Education

The Nominations and Governance Committee oversees the orientation of new directors and the ongoing education of the Board. As part of Navient’s director orientation program, new directors participate in one-on-one introductory meetings with Navient business and functional leaders and are given presentations by members of senior management on Navient’s businesses, operations, strategic plans, financial statements, policies and practices. In addition, directors receive education on governance and director fiduciary duties and expectations. Directors may enroll in director continuing education programs on corporate governance and critical issues associated with a director’s service on a public company board. Navient makes an annual stipend available to each director towards the expenses of these programs. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our strategic business groups. The Board also regularly participates in full Board educational programs.

Our Commitment to Corporate Social Responsibility

We recognize the importance of corporate social responsibility considerations to our investors. Highlights of our commitment and approach to corporate social responsibility matters are described below.

Environment and Sustainability

Navient is committed to a sustainable future. We work with our business partners to make it easy for our clients to “go paperless.” Nearly 90% of student loan borrowers we serve have opted for electronic communications. Our locations have a low carbon footprint. We use energy-efficient building support systems and maintain a corporate-sponsored recycling program.

Our Employees, Our Customers and Our Communities

Our Employees

Employing a talented team is central to Navient’s success, and our attractive value proposition for prospective and current employees includes a strong and positive cultural framework, comprehensive benefits and competitive compensation, and a commitment to belonging and fair and equitable treatment. We succeed in delivering business results by attracting, retaining, motivating, and developing a skilled and energized workforce. Driven by our core values, Navient is committed to maintaining a workplace where employees are welcomed and respected for who they are as individuals. We believe that our employees and workplace thrive when employees feel a sense of belonging where they are valued, supported, and connected so they can contribute in a meaningful way. Our employees lead and participate in various programs and initiatives that enable individuals to connect based on their common interests, develop leadership opportunities, and promote a culture of belonging and opportunity for all. To attract potential employees from a variety of backgrounds and perspectives, we market open positions through numerous job boards, extensive national, state, and community-based alliances, and job banks across the country.

Our Customers

We promote responsible borrowing and help customers save through lower interest rates and successful repayment, using human-centered design, research insights, and customer feedback to build products that meet client needs. We focus on long-term relationships, offering flexible, transparent lending solutions supported by differentiated product design, data-driven marketing, and strong origination capabilities. Navient’s decades of experience, combined with Earnest’s technology and customer-centric platform, provides a unique advantage for borrowers. Our client happiness team educates and advocates for customers, ensuring they understand their options and feel confident making informed financial decisions about refinancing and private student loans.

Our Communities

We support giving back to the communities where we live and work. Team members are provided monthly paid time off to volunteer for eligible charities of their choice. We offer a matching gifts program that supports employee charitable giving. Through this program, Navient matches eligible employee donations to qualifying nonprofit organizations, subject to defined eligibility requirements and annual limits. These programs are designed to encourage employee engagement and community impact.

Governance

We are proud of our best-in-class governance practices – described in this proxy statement – and our leadership in board diversity. Our Board has been recognized by the Forum of Executive Women and Women’s Forum of New York, among other organizations.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to directors and all employees, including the Chief Executive Officer, the Chief Financial Officer and the Principal Accounting Officer. The Code of Business Conduct is available on the Company’s corporate governance website at https://www.navient.com/investors/corporate-governance/ and a printed version is available by contacting the Office of the Corporate Secretary, 13865 Sunrise Valley Drive, Herndon, Virginia 20171. The Company intends to post amendments to, or waivers of, the Code of Business Conduct (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer or any director) at this location on its website. There were no waivers of the Code of Business Conduct during 2025.

Policy on Review and Approval of Transactions with Related Parties

The Company has adopted a Policy on Related Party Transactions to ensure that all Interested Transactions with Related Parties, as those terms are defined in the policy, will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. The policy states that, except for the limited exceptions specifically stated in the policy, Interested Transactions with Related Parties that will exceed $120,000 in any calendar year must be reviewed by the Audit Committee and receive the approval of the Board prior to the Company entering into the Interested Transaction. A copy of the policy can be found on the Company’s Corporate Governance website at https://www.navient.com/investors/corporate-governance/. For additional information pertaining to related party transactions, please refer to “Certain Relationships and Related Transactions” below.

Insider Trading Policy

Navient’s Securities Trading Policy (the “Trading Policy”) governs the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The Trading Policy applies to all directors, officers and employees of the Company (including its subsidiaries), anyone who lives in their household, and family members whose transactions in Navient securities are directed by (or subject to the influence or control of) any such director, officer or employee. This Trading Policy also applies to any corporation, partnership, trust or other legal entity controlled by a director, officer or employee of the Company and any contractors or consultants who may have access to material non-public information concerning Navient.

Anti-Hedging and Pledging Policy

Navient’s Trading Policy prohibits directors and officers (as defined by Rule 16a-1(f) of the Exchange Act and referred to as “Section 16 Officers”) and certain other Navient employees from (i) participating in short sales and derivative or speculative transactions involving Navient securities, (ii) holding Navient securities in a margin account, or (iii) pledging Navient securities as collateral for a loan or otherwise. Additionally, no director, Section 16 Officer or any other officer of the Company who is subject to the Company’s Stock Ownership Guidelines is permitted to enter into derivative or speculative transactions involving Navient securities (including prepaid variable forward contracts, equity swaps, collars, credit default swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Navient securities. All directors and named executive officers were in compliance with this policy throughout 2025 and remain in compliance as of the date of this proxy statement.

Rule 10b5-1 Trading Plans

The Trading Policy also governs the circumstances under which Navient directors and Section 16 Officers may enter into trading plans pursuant to SEC Rule 10b5-1. Rule 10b5-1 trading plans are pre-established trading plans for sales of our Common Stock. We believe our Rule 10b5-1 policy is effective in ensuring compliance with legal requirements. Under the policy:

●	All Rule 10b5-1 trading plans must be pre-cleared by the Company’s Securities Trading Compliance Officer.

●	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

●	Once adopted, the person must not exercise any influence over the number of securities to be traded, the price at which they are to be traded or the date of the trade.

The Company reviews the Trading Policy and related disclosures regularly to ensure ongoing compliance with SEC regulations and to update the Trading Policy, as needed. The foregoing summary of the Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Navient Securities Trading Policy, a copy of which can be found as an exhibit to our 2025 Annual Report.

Shareholder Engagement

Shareholder engagement is a key component in our business planning processes, as it furthers shareholder understanding of our performance while allowing senior management to understand and consider shareholders’ interests in our business strategy. The Company is committed to strong corporate governance and recognizes the importance of engaging with and listening to our shareholders. The Company continued its long-standing practice of engaging proactively and routinely with shareholders in 2025. The Company offers investors multiple avenues to engage with management, including participation in seven investor conferences during the year. We have a large percentage of shareholders who take a passive investment approach and are not considered to be active shareholders. These include index funds and other hedge funds that are passive shareholders. In 2025, we held over 250 meetings with investors across over 100 events and met with holders representing over 80% of shares held by our active investors. In addition to our regular and continuing meetings with shareholders and investors, whether individually or at organized events, we engaged with shareholders throughout the year on matters pertaining to the Company’s performance, strategies, and governance.

Who We Engage:

We engage with a wide range of constituents, including:

●	Institutional shareholders

●	Sell-side and buy-side analysts

●	Fixed-income investors

●	Proxy advisory firms

●	Rating agencies

Who Participates:

●	Executive Management, including our CEO, CFO and members of our Board from time to time

●	Investor Relations

●	Senior Management

●	Subject Matter Experts

Key Resources:

●	Form 10-Ks, 10-Qs, 8-Ks and other SEC filings

●	Annual proxy statement

●	Company presentations

●	Press releases

●	Navient.com/investors

How We Engage:

We utilize multiple avenues for engagement, including:

●	One-on-one meetings, in-person and virtual

●	Group meetings, in-person and virtual

●	Quarterly earnings calls

●	Investor events

●	Industry conferences and presentations

●	Annual shareholder meetings

Key Topics of Engagement:

Our engagements cover a broad range of topics, including:

●	Overall business strategy

●	Current industry conditions

●	Financial performance

●	Simplification of Company

●	Operating efficiency

●	Corporate governance

●	Regulatory and legal matters

●	Strategic priorities

●	Executive compensation

In addition, in the first quarter of 2025, following the Company’s fourth quarter 2024 earnings call and presentation of Phase 1 of the Company’s strategic actions on January 29, 2025 the Company’s CEO, CFO, Chair of the Board and Head of Investor Relations met with more than 55 of our existing and prospective investors to discuss Phase 1 of our strategic actions. Similarly, following the Company’s Phase 2 strategy update, the Company’s CEO, CFO, Chair of the Board and Head of Investor Relations met with existing and prospective investors to discuss the Company’s Phase 2 strategy update.

Communications with the Board of Directors

Any interested person may communicate with any of our directors, our Board as a group or our non-employee directors as a group through the Corporate Secretary by writing to the Office of the Corporate Secretary, 13865 Sunrise Valley Drive, Herndon, Virginia 20171. The Corporate Secretary will forward correspondence to the director or directors to whom it is addressed, except for job inquiries, surveys, business solicitations or advertisements and other inappropriate material. The Corporate Secretary may forward certain correspondence elsewhere within our Company for review and possible response.

Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, complexity and risk, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation of our non-employee directors on an annual basis and makes recommendations to the Board. The material elements of our director compensation program are described below.

Director Compensation Elements

The following table highlights the material elements of our 2025 director compensation program:

2025 Compensation Elements	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Board Chair	70,000
Additional Cash Retainer for each Committee Chair	35,000
Additional Cash Retainer for Each Non-Chair Committee Member	10,000
Annual Equity Award	140,000
Additional Equity Award for Independent Board Chair	100,000

Annual cash retainers are paid in four quarterly installments, three of which are paid on or around February 1st, August 1st and November 1st. The second quarter installment is paid on or about the date of our annual meeting. In 2025, annual equity awards were granted in early February in the form of restricted stock. Starting in 2026, annual equity awards will be granted in early June.

Restricted stock granted to our non-employee directors is structured to vest in quarterly increments beginning on the grant date, provided the director remains on the Board through each vesting date (with immediate vesting, if earlier, upon death, disability, or a change in control). The quarterly vesting dates generally align with the quarterly payment dates for cash retainers.

We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director. As described below, our non-employee directors may elect to defer all or a portion of their annual compensation under the Navient Corporation Deferred Compensation Plan for Directors.

Committee chairs and members of the Executive Committee are not eligible for the additional cash retainer payable to non-chair committee members. Non-employee directors who serve on more than one standing committee in a non-chair capacity will receive the additional cash retainer for service on each committee.

Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under these share ownership guidelines, each director is expected, within five years of his or her initial election to the Board, to own Navient Common Stock with a value equivalent to at least four times his or her annual cash retainer, with a minimum ownership amount of $500,000. The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; notional shares credited to deferred compensation accounts; and restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time. Neither the stock options nor performance shares (until vested) count towards the ownership guidelines. Non-employee directors do not receive stock options or performance shares or options.

All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement due to their share ownership amount or because the five-year period from their initial election has not ended.

Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors with the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate in these plans, the director pays the full cost of medical and dental coverage (which for an employee is shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at his/her own expense.

Deferred Compensation Plan for Directors

Navient sponsors a deferred compensation plan for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual cash retainer. In addition, directors may elect to receive a credit under the Director Deferred Compensation Plan in lieu of their annual equity retainer. Provided this election is made before the beginning of the year, the director’s plan account will be credited with a dollar amount equivalent to the annual equity retainer and automatically invested in a notional Company stock fund. Notional stock units remain subject to the same vesting schedule applicable to the annual equity retainer.

Deferrals of the annual cash retainer are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals of the annual equity retainer are payable in shares of Navient Common Stock. All other deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board or after a minimum number of years (except for hardship withdrawals in limited circumstances). As noted below, Mr. Klane, Ms. Mills, and Ms. Thompson each elected to defer all or a portion of their 2025 compensation under the Director Deferred Compensation Plan.

Director Compensation Table

The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2025. See the “Compensation Discussion and Analysis” section of this proxy statement for information regarding Mr. Yowan’s 2025 compensation. Mr. Yowan did not receive any additional compensation in 2025 for his services provided as a director.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name	($)	($)	($)	($)
Frederick Arnold	120,000	139,996	63	260,059
Edward Bramson(4)	-	-	-	-
Anna Escobedo Cabral	145,000	139,996	63	285,059
Larry A. Klane(5)	142,500	140,000	63	282,563
Michael A. Lawson	120,000	139,996	63	260,059
Linda A. Mills(6)	42,500	239,999	31	282,530
Jane J. Thompson(7)	143,750	140,000	63	283,813

(1)	This table includes all fees earned or paid in fiscal year 2025. Unless timely deferred under the Director Deferred Compensation Plan, annual cash retainers are paid in quarterly installments on or around February 1st, August 1st and November 1st. The second quarter installment is paid on or about the date of our annual meeting.

(2)	The grant date fair market value for each share of restricted stock granted in 2025 to directors is based on the closing market price of the Company’s Common Stock on the grant date. Additional details on accounting for stock-based compensation can be found in “Note 2 - Significant Accounting Policies” to the audited consolidated financial statements included in the 2025 Form 10-K. Stock awards are rounded down to the nearest whole share to avoid the issuance of fractional shares. As noted in the footnotes below, certain directors timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of their 2025 annual equity retainer. Plan credits in lieu of the annual equity retainer are automatically invested in a notional Company stock fund and are not subject to rounding for fractional shares.

(3)	All Other Compensation is detailed in a table below.

(4)	Mr. Bramson has elected to waive all director compensation through the Annual Meeting.

(5)	Mr. Klane timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of his 2025 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(6)	Ms. Mills served on the Board until the 2025 Annual Meeting where she did not stand for reelection. Ms. Mills’ compensation for 2025 reflects her partial tenure on the Board. Ms. Mills also timely elected to defer her 2025 cash retainer. Upon her departure, Ms. Mills forfeited approximately 8,943 shares of restricted stock grants which she had received earlier in 2025.

(7)	Ms. Thompson timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2025 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

All Other Director Compensation

	Life Insurance Premiums(1)	Total
Name	($)	($)
Frederick Arnold	63	63
Edward Bramson	-	-
Anna Escobedo Cabral	63	63
Larry A. Klane	63	63
Michael A. Lawson	63	63
Linda A. Mills(2)	31	31
Jane J. Thompson	63	63

(1)	The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.

(2)	Ms. Mills served on the Board until the 2025 Annual Meeting where she did not stand for re-election.

Proposal 2 - Ratification of the Appointment of the Independent Registered Public Accounting Firm

Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On February 19, 2026, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

This proposal is put before the shareholders because the Board believes it is a good corporate governance practice to ask shareholders to ratify the selection of the independent registered public accounting firm.

For ratification, this proposal requires the affirmative vote of the holders of shares of Company stock having a majority in voting power of the votes cast by the holders of all of the shares of Company stock present or represented at the Annual Meeting and voting affirmatively or negatively on this proposal. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2026 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firms for 2025 and 2024

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2025, and 2024, are set forth below.

	2025	2024
Audit Fees	$3,372,600	$3,995,203
Audit-Related Fees	$812,700	$545,700
Tax Fees	$321,096	$462,420
All Other Fees	-	-
Total	$4,506,396	$5,003,323

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

Pre-approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2025. The Chair of the Audit Committee reports to the Audit Committee regarding services that the Chair of the Audit Committee has pre-approved between meetings of the Audit Committee. The Audit Committee also receives regular reports from management regarding the actual provision of all services by its independent registered public accounting firm. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2- 01 of Regulation S-X.

Report of the Audit Committee

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets, on a regular basis, with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss the Company’s quarterly reports on Form 10-Q prior to their being filed with the SEC and annually to review and discuss the Company’s Annual Report on Form 10-K. The Committee also meets with management and our independent auditors to review and discuss the Company’s quarterly earnings prior to review by the Executive Committee and public release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor the Company’s financial record-keeping and controls, management is ultimately responsible for the Company’s financial reporting process, including its system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2025. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission, including among other things, those relating to the audit of our financial statements.

The Audit Committee received, reviewed and discussed with KPMG LLP the written disclosures and letter (as required by applicable requirements of the PCAOB) regarding the independent accountant’s communications with the Audit Committee about the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the 2025 Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Audit Committee

Anna Escobedo Cabral, Chair

Frederick Arnold

Michael A. Lawson

Ownership of Common Stock

The following table provides information, as of March 6, 2026, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership through April 16, 2026).

Name and Address of Beneficial Owner	Shares	Percent
Sherborne Investors Management LP (1) 712 Fifth Avenue, 45th Floor	29,449,997	31.30%
New York, New York 10019
BlackRock Inc. (2)
40 East 52nd Street	11,618,525	12.35%
New York, NY 10022
Dimensional Fund Advisors LP (4)
Building One 6300 Bee Cave Road	9,983,296	10.61%
Austin, TX 78746
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 1935	7,555,881	8.03%

(1)	This information is based on Amendment No. 11 to the Schedule 13D filed with the SEC on October 31, 2025. The statement was filed by Sherborne Strategic Fund, F, LLC, a Delaware limited liability company (“SSFF”), with respect to shares directly and beneficially owned by it; Sherborne Investors Master GP, LLC, a Delaware limited liability company (“Sherborne Master”), as the managing member of SSFF; Sherborne Investors LP, a Delaware limited partnership (“Sherborne Investors LP”), as the sole member of Sherborne Master; Sherborne Investors Management LP, a Delaware limited partnership (“Sherborne Investors Management”), as the investment manager of SSFF; Sherborne Investors GP, LLC, a Delaware limited liability company (“Sherborne GP”), as the general partner of Sherborne Investors LP; Sherborne Investors Management GP, LLC, a Delaware limited liability company (“Sherborne Management GP”), as the general partner of Sherborne Investors Management; Edward Bramson, as a managing director of each of Sherborne GP and Sherborne Management GP; and Stephen Welker, as a managing director of each of Sherborne GP and Sherborne Management GP, (collectively the “Sherborne Entities”). The Sherborne Entities have shared power to vote or direct the vote of 29,449,997 and shared power to dispose or direct the disposition of 29,449,997 shares of Common Stock.

(2)	This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on July 17, 2025. BlackRock, Inc. has sole power to vote or direct the voting of 11,405,542 shares of Common Stock and has sole power to dispose of or direct the disposition of 11,618,525 shares of Common Stock.

(3)	This information is based on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2024. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). The Funds directly have sole power to vote or direct the voting of 9,843,087 shares of Common Stock, and sole power to dispose of or direct the disposition of 9,983,296 shares of Common Stock.

(4)	This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., on October 31, 2025. The Vanguard Group, Inc., directly and through its subsidiaries, has shared voting power of 466,990 shares, sole power to dispose of or direct the disposition of 6,996,875 shares of Common Stock, and shared power to dispose of or direct the disposition of 559,006 shares of Common Stock.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as stock that may be acquired within 60 days (such as by exercising vested stock options). Except as otherwise noted in the footnotes below, information is provided as of March 6, 2026, assuming continuous beneficial ownership through April 16, 2026. The beneficial owners listed have sole voting and investment power with respect to stock beneficially owned, except as otherwise indicated. As of March 6, 2026, there were 94,083,739 shares of our Common Stock issued, outstanding and entitled to vote.

Director Nominees	Shares(1)	Vested Options(2)	Total Beneficial Ownership(3)	Percent of Class
Frederick Arnold	80,867	-	80,867	*
Edward Bramson(4)	29,449,997	-	29,449,997	31.3%
Anna Escobedo Cabral(5)	125,865	-	125,865	*
Larry A. Klane(6)	70,503	-	70,503	*
Michael A. Lawson	37,910	-	37,910	*
Jane J. Thompson(7)	137,646	-	137,646	*

Named Executive Officers
David L. Yowan(8)	645,358	-	645,358	*
Steve Hauber(9)	498,515	-	498,515	*
Troy Standish(10)	371,503	-	371,503	*
Joe Fisher(11)	264,279	-	264,279	*
David Green(12)	117,310	-	117,310	*

Directors and Named Executive Officers as a Group (11 Persons)	31,799,753	-	31,799,753	33.8%

*	Less than one percent

(1)	Shares of Common Stock and stock units held directly or indirectly, including vested deferred stock units and unvested deferred stock units that may vest within 60 days of March 6, 2026, credited to Company-sponsored retirement and deferred compensation plans. Totals for named executive officers include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that vest and are converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

(2)	Shares that may be acquired within 60 days of March 6, 2026, through the exercise of stock options. The Company has not issued stock option grants to its executive officers since 2018.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	Mr. Bramson is a Partner in Sherborne Investors Management LP.

(5)	For Ms. Cabral, 65,591 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(6)	For Mr. Klane, 63,161 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(7)	For Ms. Thompson, 131,385 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)	441,496 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Yowan has no voting or dispositive control. 14,052 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(9)	317,757 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hauber has no voting or dispositive control .

(10)	221,037 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Standish has no voting or dispositive control. 843 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(11)	144,779 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Fisher has no voting or dispositive control.

(12)	68,482 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Green has no voting or dispositive control.

Executive Officers

Our executive officers are appointed annually by the Board. The following sets forth biographical information concerning Navient’s current executive officers who are not directors. Biographical information for Mr. Yowan, current Chief Executive Officer, and Mr. Bramson, who has been appointed Chief Executive Officer effective June 2026, is included in Proposal 1 - Election of Directors.

Name and Age	Position and Business Experience

Steve Hauber 52

●	Executive Vice President, Chief Financial Officer and Principal Accounting Officer, Navient - January 2026 to present

●	Executive Vice President and Chief Administrative Officer, Navient - April 2024 to January 2026

●	Executive Vice President and Chief Risk and Compliance Officer, Navient - June 2017 to April 2024

●	Chief Audit Officer, Navient - April 2014 to June 2017

●	Chief Audit Officer, SLM Corporation - January 2011 to April 2014

Troy Standish 51

●	Executive Vice President and Chief Operating Officer, Navient - October 2024 to present

●	Executive Vice President, Asset Management and Business Processing Operations, Navient - April 2024 to October 2024

●	Senior Vice President, Asset Management and Servicing Operations – July 2018 to April 2024

Proposal 3 - Advisory Vote on Executive Compensation

Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company’s executive compensation policies and procedures operate and are designed, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers (“NEOs”).

This proposal gives you, as a shareholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to, and objectives of, the compensation paid to our NEOs as described in this proxy statement. In accordance with Section 14A of the Exchange Act, Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

The Company conducts its advisory vote on executive compensation at each annual meeting of its shareholders. At each of our last five annual meetings, beginning in 2021, our shareholders have expressed their support for our executive compensation programs, with approval at 80.63% in 2025 and an average of 94.57% for 2021-2025.

While the approval rate declined in 2025 driven primarily by a one-time compensation action in 2024 focused on the execution of our strategic actions, the Board believes that the Company’s 2025 executive compensation program strongly aligned pay to actual performance. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section, which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives and how the Company’s performance in 2025 was reflected in the compensation of our NEOs.

For ratification, this proposal requires the affirmative vote of the holders of shares of Company stock having a majority in voting power of the votes cast by the holders of all of the shares of Company stock present or represented at the Annual Meeting and voting affirmatively or negatively on this proposal. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The Board, however, values the opinions of our shareholders as expressed through their votes. Accordingly, the Board as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

Proposal 4 - Advisory Vote on Say-on-Pay Frequency

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote, on a nonbinding advisory basis, regarding whether the non-binding advisory shareholder vote on compensation paid to our named executive officers should occur every one, two, or three years. This non-binding advisory vote is commonly referred to as “Say-on-Frequency.” In 2020, the Company conducted an advisory vote on Say-on-Frequency. At that time, our shareholders indicated their preference for future advisory votes to be held annually, and consistent with the shareholders’ vote, the Board adopted a policy providing for annual advisory votes to approve the Company’s executive compensation. This year, we are again conducting an advisory vote on Say-on-Frequency.

After careful consideration of the various arguments supporting each frequency level, the Board of Directors has determined that holding a non-binding advisory vote on executive compensation annually remains the most appropriate frequency for Navient. Although our executive compensation programs are designed to promote a long-term correlation between pay and performance, the Board of Directors recognizes that executive compensation decisions are an ongoing process. We believe that holding an annual advisory vote on executive compensation will provide us with shareholder feedback on our compensation practices and policies on a regular, frequent basis and is consistent with our objective of further engaging with our shareholders on executive compensation and corporate governance matters. Accordingly, the Board recommends that you vote for ONE YEAR (i.e., once every year) as the frequency of future advisory votes on executive compensation. Because this proposal is advisory, it will not be binding on Navient. However, the Board of Directors values our shareholders’ opinions, and will consider the outcome of the result of the vote on this proposal when determining the frequency of future non-binding advisory votes on compensation paid to our named executive officers.

With respect to this proposal, the frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Accordingly, shares that are not voted for a specific frequency with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT “ONE YEAR” AS THE FREQUENCY OF NONBINDING ADVISORY VOTES ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Executive Compensation

Compensation and Human Resources Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation and Human Resources Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and this proxy statement.

Compensation and Human Resources Committee

Jane J. Thompson, Chair
Anna Escobedo Cabral
Larry A. Klane

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2025, and how we have modified our programs to meet Navient’s needs in the future.

Navient’s Compensation and Human Resources Committee (the “Compensation Committee” or, for purposes of the CD&A, the “Committee”) is responsible for establishing and overseeing our executive compensation program, including the program’s underlying philosophy, objectives, and related policies. The Committee is composed of Ms. Thompson (Chair), Mr. Klane and Ms. Cabral.

This CD&A presents information for the following Navient NEOs:

●	David Yowan, President and Chief Executive Officer

●	Steve Hauber, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

●	Troy Standish, Executive Vice President and Chief Operating Officer

●	Joe Fisher, Former Executive Vice President, Chief Financial Officer and Principal Accounting Officer

●	David Green, Former Executive Vice President and Chief Executive Officer, Earnest

Executive Summary

Navient’s executive compensation program emphasizes the link between pay and performance, aligning the compensation of our executives with the interests of our shareholders. Our executive compensation program balances annual and long-term performance measures, including a mix of financial, operational and strategic goals that promote improvements and growth in our consumer lending business , expense control and effective management of our legacy loan portfolio. Individual performance goals are also established for each of our NEOs in support of our business strategy. This section summarizes Navient’s performance in 2025 and the impact of that performance on the compensation paid to our NEOs.

Leadership Changes

During 2025 and early 2026, the Board approved certain changes to the Company’s leadership team to better align with the Company’s business strategy. In August 2025, David Green, the Company’s former Executive Vice President and Chief Executive Officer of Earnest, departed Navient. Effective January 7, 2026, Steve Hauber expanded his responsibilities by assuming the title of Executive Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. Fisher, the Company’s former Executive Vice President, Chief Financial Officer and Principal Accounting Officer, departed Navient in early 2026.

In April 2026, the Board also approved the appointment of Edward Bramson, Chair of the Board, to President and Chief Executive Officer of Navient, effective June 5, 2026. As Navient advances the next phase of its strategic transformation, David Yowan will transition out of his role as President and Chief Executive Officer. He will continue providing leadership as a member of the Board of Directors, on which he has served since April 2017. Because Mr. Bramson is part of the Sherborne Group, which holds approximately 31.3% of the Company’s shares, the Board believes his interests are sufficiently aligned with those of all shareholders. He will not receive separate compensation for his service as President and Chief Executive Officer in 2026.

Navient’s 2025 Performance

During 2025, we continued to build on Phase 1 of our strategic actions to simplify the Company, reduce its expense base, and enhance its flexibility. In February 2025, we completed the sale of our government services business. We also completed the Transition Services agreements (see below) related to the divestiture of our business processing unit and the shift to an outsourced model for loan servicing. These actions increased the opportunities for shared cost reduction. Throughout 2025, we reshaped our shared services functions and corporate footprint to align with the needs of a more focused and streamlined company that is better positioned to prioritize growth and provide long-term value to shareholders.

In 2025, as it relates to the above-described strategic actions:

●	We exceeded our $400 million expense reduction objective (which includes expenses related to the divested business processing segment) originally set out in 2024. This expense reduction increases our future life of loan net cash flows, providing increased financial flexibility.

●	We executed on enhancing the value of our growth business related to in-school and refinance private education loan originations, investing in capabilities to grow high-quality originations that generate targeted returns. In 2025, total originations increased 77% to $2.5 billion compared to $1.4 billion a year ago.

●	We provided transition services related to the outsourcing of loan servicing and divestiture of the business processing segment (the “Transition Services”). Transition Services related to the outsourcing of loan servicing and the sale of our healthcare services business ended in May 2025 and the Transition Services related to our government services businesses ended in October 2025.

Further in 2025, we provided consistent returns to shareholders, returning $174 million to our shareholders through dividends and share repurchases. We also successfully managed our liquidity needs by issuing $500 million of unsecured debt and $2.2 billion of private education asset-backed securities.

In 2026, we are focused on completing Phase 2 of our strategic transformation which prioritizes strong growth in our originations businesses while continuing to lower costs, reducing our corporate footprint and returning value to our shareholders.

Navient’s 2025 Compensation Decisions

Highlights of our 2025 compensation decisions are discussed below, with additional details in this CD&A.

●	2025 Base Salaries: The 2025 base salaries of Messrs. Yowan, Hauber and Standish increased to better align with market median levels, taking into consideration changes in responsibilities. Base salaries for each of our NEOs are described on page 49.

●	2025 MIP Design: The design of our 2025 MIP included three goals—fourth quarter 2025 legacy expenses (“4Q25 Legacy Expenses”), Adjusted Diluted “Core Earnings” Per Share and “Critical Initiatives”—weighted 50%, 30%, and 20%, respectively. 4Q25 Legacy Expenses is equal to the Company’s GAAP operating expenses plus GAAP restructuring/other reorganization expenses, and excludes expenses relating to Earnest (the Company’s loan originations business), restructuring and regulatory expenses, and external servicing expenses while including revenues related to our Transition Services. “Critical Initiatives” includes both quantitative and qualitative measures that are critical to the success of the Company. Our 2025 MIP is described in greater detail beginning on page 49.

●	2025 MIP Results: Based on performance goals set in February 2025, for the 2025 fiscal year, the MIP resulted in a net corporate performance score of 96% of target. This reflects the weighted combination of above target performance results for 4Q25 Legacy Expenses and Critical Initiatives and below threshold performance on Adjusted Diluted “Core Earnings” Per Share.

●	CEO Equity Grants: On July 7, 2025, Navient entered into an amendment to the employment agreement with Mr. Yowan, pursuant to which Mr. Yowan was granted (i) an award of performance-based restricted stock units tied to relative total shareholder returns (“rTSR”) with a grant date value equal to $2.4 million and (ii) an award of RSUs with a grant date fair value of $1.6 million. These equity grant values are unchanged from Mr. Yowan’s 2024 equity grant values. The employment agreement is described in more detail on page 52.

●	2025-27 PSU Design: Given the Company’s continued focus on reducing shared service expenses expeditiously and the desire to simplify and focus the long-term incentives of senior management on delivering outcomes aligned with investor expectations, the 2025-27 PSU plan, like the 2024-26 PSU plan, was tied to rTSR as well as a new performance measure, “Legacy Expense,” with the metrics weighted 55% and 45%, respectively. “Legacy Expense” equals GAAP operating expenses plus GAAP restructuring/other reorganization expenses, and excludes expenses relating to Earnest, in-school expenses, restructuring and regulatory expenses and external servicing expenses while including revenues related to our Transition Services. The awards are also subject to a one-year, post-vesting holding requirement. The design of our 2025-27 PSUs is described on page 53.

●	2023-25 PSUs Results: Below threshold performance on Net Student Loan Cash Flows and varying Return on Equity (“ROE) performance during 2023 to 2025, along with the application of a “multiplier” based on rTSR compared to other companies in the S&P 400 Financials Index, resulted in an earned payout of 59% of target. Performance results for the 2023-25 PSUs are described on page 55.

Navient’s Compensation Philosophy and Objectives

We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:

●	Align Compensation with Shareholder Interests. For 2025, 85% of the total direct compensation opportunity provided to Mr. Yowan, our CEO, was at-risk and aligned with shareholder value, including incentive awards that depend upon the attainment of specific performance objectives, the value of Navient’s Common Stock, or both. This feature of our executive compensation program is highlighted in the charts below, which show the at-risk percentages of the 2025 total direct compensation of our CEO and other NEOs (excluding Messrs. Fisher and Green) with annual incentives (includes 2025 MIP) and PSUs shown at target levels of performance for the full year.

●	Pay for Performance. As illustrated above, 74% of the full-year total compensation at target for our other NEOs is delivered through annual incentives and RSUs and PSUs that are earned based on achievement of enterprise-wide goals that impact shareholder value or that are tied to the value of our shares.

●	Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan, and conversely, to be lower or zero in periods in which those key annual goals are only partially achieved or not achieved at all.

●	Reward Long-term Growth. The total compensation paid to our NEOs emphasizes long-term equity-based incentives. These awards align pay with sustained performance and shareholder value creation.

●	Retention of Top Executives. Our NEOs have base salaries and benefits that are competitive and not excessive, permitting Navient to attract, motivate and retain executives who can drive and lead our success.

The compensation packages we provide to our NEOs are designed to be competitive when compared to companies that compete with us for executive talent. In setting compensation opportunities for our NEOs, we generally target around the median total direct compensation provided to similar executives by our peer group companies, with consideration of Navient’s relative size and business complexity.

We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging, pledging or short sales of any Company stock held by our NEOs and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.

How Compensation Decisions Are Made

In establishing competitive total compensation packages for our NEOs, the Compensation Committee relies on, among other factors, an analysis of market data on the executive compensation packages offered by Navient’s peer group companies, which are described below. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-term Incentive Programs, which are described in more detail below. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, are all important factors considered by the Compensation Committee. The Compensation Committee also considers an assessment of each NEO’s success in achieving pre-determined business, strategic, and individual objectives, an assessment that is prepared by the CEO and presented to the Compensation Committee at a minimum of once each year. Finally, the Compensation Committee meets with the other independent members of the Board as part of the CEO’s performance review and consults with those members in setting the CEO’s compensation.

Role of the Compensation Consultant

The Compensation Committee is advised by its Compensation Consultant. See “Compensation Consultant and Independence” earlier in this proxy statement for more information on the Compensation Consultant’s role as an independent advisor to the Compensation Committee.

Use of Peer Groups

Navient seeks to provide its NEOs with competitive compensation relative to a peer group of companies.

The companies included in Navient’s peer group for 2026 are as follows:

Company*	Total Assets (1)	Net Income (2)	Market Cap (1)
Bread Financial Holdings, Inc.	$22,663	$518	$3,380
Cullen/Frost Bankers, Inc.	$53,041	$649	$8,097
Enova International, Inc.	$6,468	$308	$3,887
Green Dot Corporation	$5,985	($99)	$710
Hope Bancorp, Inc.	$18,532	$62	$1,405
LendingClub Corporation	$11,568	$136	$2,184
LendingTree, Inc.	$856	$151	$726
Northwest Bancshares, Inc.	$16,767	$126	$1,753
One Main Holdings, Inc.	$27,388	$783	$7,953
PRA Group, Inc.	$5,103	($305)	$690
PROG Holdings, Inc.	$1,610	$147	$1,166
Rocket Companies, Inc.	$60,685	($68)	$54,516
SLM Corporation	$29,746	$745	$5,494
SoFi Technologies	$50,660	$481	$32,999
Synchrony Financial	$119,095	$3,552	$30,049
Zions Bancorporation, National Association	$88,990	$899	$8,643

25th Percentile	$6,348	$110	$1,345
Median	$20,597	$230	$3,634
75th Percentile	$51,256	$673	$8,233

Navient Corporation	$48,681	($80)	$1,268
Rank	6 of 17	15 of 17	13 of 17
Percentile	73	11	23

(1)	Total assets and market capitalization (in millions) reflect each company’s most recent fiscal year ended December 31, 2025.

(2)	Net income (in millions in accordance with GAAP) for each company’s most-recent fiscal year ended December 31, 2025, as reflected in each company’s Annual Report on Form 10-K filed with the SEC.

*	The following companies are no longer publicly-traded since their selection as a peer company in July 2025: Comerica Incorporated, Mr. Cooper Group, Synovus Financial Corp., and Veritex Holdings, Inc. Figures in the table above reflect the most recently available public market data.

The Compensation Committee reviews the composition of the peer group annually with the assistance of the Compensation Consultant, making adjustments as needed to address changes in Navient’s business and/or changes in the peer group companies due to mergers or other transactions. In June and July 2025, the Committee reviewed the 2026 peer group. In July 2025, the Committee reviewed the 2026 peer group and determined that the peer group should be further modified to continue to better align the peer group with the expected end state of Navient after the completion of the strategic actions. The Committee removed Discover Financial Services, KeyCorp and Region Financial Corporation y, and added Cullen/Frost Bankers, Inc., Green Dot Corporation, Hope Bancorp, Inc., Lending Tree, Inc., Northwest Bancshares, Inc., PRA Group, Inc., PROG Holdings, Inc., Rocket Companies, Inc. and Veritex Holdings, Inc.

Consideration of Say-on-Pay Vote Results

At our most recent annual meeting of shareholders, held on June 5, 2025, Navient conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2024. As in prior years, shareholders expressed support for the compensation of our NEOs, with approval at 80.63% in 2025, following an average of 94.57% for 2021-2025. Based on the vote and our engagement with shareholders, the large majority of shareholders supported the overall structure of the compensation program, with opposition driven primarily by a one-time compensation action (the 2024 Strategic Transformation Incentive Plan). The Compensation Committee believes the results of last year’s vote affirmed our shareholders’ support of our Company’s executive compensation program overall.

At the 2020 Annual Meeting of Shareholders, our shareholders voted to continue having an annual “say-on-pay” vote. As required by Section 14A of the Exchange Act, we are again conducting an advisory vote on the frequency of the “say on pay” vote this year. See “Proposal 4 – Advisory Vote on Say-on-Pay Frequency” in this proxy statement.

2025 Executive Compensation Program

Primary Elements of Compensation

The compensation program for our NEOs consists of three primary elements:

Compensation Element	Objective	Type of Compensation
Base Salary	To provide a base level of cash compensation consistent with the executive’s level of responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.
Annual Incentives	To encourage and reward our NEOs for achieving annual corporate and individual performance goals.	Variable compensation. Performance-based. Payable in cash.
Long-term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.	Multi-year variable compensation. Generally payable in PSUs and/or RSUs. PSUs are subject to performance vesting based on three-year performance, with each award being settled in stock at the end of the performance period to the degree that goals are met. RSUs are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period. For 2025, total long-term incentive value was provided 60% in PSUs and 40% in RSUs for our CEO and split equally between PSUs and RSUs for our other NEOs.

The Compensation Committee makes decisions regarding each primary element of compensation described above.

In addition to the three primary compensation elements discussed above, our NEOs have an opportunity to participate in the Navient Deferred Compensation Plan. The Deferred Compensation Plan offers a variety of investment choices, none of which represents an “above-market return.” We also provide our NEOs with the same standard health, welfare and retirement benefits provided to our employees, as well as limited perquisites. Each of our NEOs also participates in severance plans for our senior executives.

Total Direct Compensation Mix

These primary compensation elements – Base Salary, Annual Incentives and Long-term Incentives – together form Total Direct Compensation for each of our NEOs. Consistent with Navient’s pay-for-performance culture, 85% of the 2025 Total Direct Compensation of our CEO was at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s Common Stock. The charts on page 45 provide the at-risk percentages of the 2025 Total Direct Compensation of our other NEOs (excluding Messrs. Fisher and Green). The percentage of their compensation that is at-risk was 74% with annual incentives and PSUs shown at target levels of performance for the full year.

Base Salary

The Compensation Committee reviews base salary levels for the NEOs on an annual basis but may make changes less frequently. In July 2025, based on a market analysis of the 2025 Navient peer group, the Compensation Committee (in consultation with the other independent members of the Board) determined that Mr. Yowan’s 2025 base salary should be increased to $1,000,000.

The 2025 base salaries of the other NEOs were established by the Compensation Committee, taking into account recommendations made by our CEO, Mr. Yowan, as well as a review of benchmarking data from the 2025 Navient peer group. To better align with market median levels, taking into consideration changes in responsibilities the Compensation Committee determined that Messrs. Hauber and Standish should each receive a base salary increase of $50,000. In the case of each NEO, including the CEO, the Compensation Committee reached its final determinations in consultation with the Compensation Consultant.

The following chart lists the base salary for each of our NEOs as of December 31, 2025, December 31, 2024, and December 31, 2023, respectively.

Navient NEOs	2025 Base Salary	2024 Base Salary	2023 Base Salary
Yowan	$1,000,000(1)	$800,000	$800,000
Hauber	$500,000	$450,000	$425,000
Standish	$425,000	$375,000	-
Fisher	$510,000	$510,000	$510,000
Green(2)	$425,000	-	-

(1)	In connection with Mr. Yowan’s amended employment agreement, effective as of July 2025, his base salary increased to $1,000,000 per year.

(2)	Mr. Green departed the Company, effective August 1, 2025. The figure above is Mr. Green’s annual base salary rate. Mr. Green was not an NEO in prior years.

Annual Incentive Awards: 2025 Management Incentive Plan (“MIP”)

As part of Navient’s annual strategic planning process, management developed a business plan for Navient’s 2025 fiscal year. The Compensation Committee and management then discussed specific corporate performance metrics and goals for Navient to be set forth in a 2025 annual incentive program, known as the MIP, with the express purpose of focusing executives on achieving the operating and strategic plan.

The following table details the specific performance metrics utilized in our 2025 MIP, as well as the weight assigned to each metric:

2025 MIP Performance Metric	2025 Weight	2024 Weight	Rationale
4Q25 Legacy Expenses[1]	50%	--	● Focuses management attention on reducing shared service expenses and corporate footprint as part of Company’s execution of its strategic initiatives
Adjusted Diluted “Core Earnings” Per Share[2]	30%	60%	● Measures overall management effectiveness ● Promotes shareholder value ● Key financial metric for investors
Critical Initiatives[3]	20%	--	● Emphasizes the achievement of certain goals and milestones critical to the future growth and profitability of the Company
Adjusted “Core Earnings” Efficiency Ratio[4]	--	25%	● Not included in the 2025 MIP
Business Processing EBITDA[5]	--	15%	● Not included in the 2025 MIP.

1 4Q25 Legacy Expenses” equals the Company’s GAAP operating expenses plus GAAP restructuring/other reorganization expenses, excluding expenses relating to Earnest (the Company’s loan originations business), restructuring and regulatory expenses, external servicing expenses and including revenues related to our Transition Services.

2 Adjusted Diluted “Core Earnings” Per Share excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions not reflected in the annual business plan or other unusual events. Adjusted Diluted “Core Earnings” Per Share is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. As of the second quarter of 2023, Navient no longer reports on Adjusted Diluted “Core Earnings” Per Share in its financial statements. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 34-40 of our 2025 Annual Report filed on Form 10-K on February 26, 2026 (“2025 Annual Report”) or refer to the Investor Relations section of our website located at https://www.navient.com/investors/.

3 “Critical Initiatives” are based on the successful achievement of three milestones: reestablish and manage Earnest originations growth; successfully complete the government services sale and the Transaction Services agreements; and migrate Navient technology to the cloud and improve our expense structure by utilizing a consumption-based model, while providing greater security and flexibility.

4 Adjusted “Core Earnings” Efficiency Ratio excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted “Core Earnings” Efficiency Ratio is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Adjusted “Core Earnings” Efficiency Ratio is (a) Navient’s expenses in achieving Core Earnings excluding net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events, divided by (b) Navient’s Adjusted Core Earnings. As of the second quarter of 2023, Navient no longer reports on Adjusted “Core Earnings” Efficiency Ratio in its financial statements. For a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 34-40 of our 2025 Annual Report.

5 Earnings Before Interest, Taxes, Depreciation and Amortization Expenses (“EBITDA”) is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of EBITDA and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 34-40 of our 2025 Annual Report or refer to the Investor Relations section of our website located at http://www.navient.com/investors/.

As the Company’s continued to build on Phase 1 of its strategic actions in 2025, the Committee selected performance metrics for the 2025 MIP that more closely align with the Company’s priorities of reducing corporate expenses and footprint while positioning the Company for future growth and long-term shareholder value. The Committee replaced the Adjusted “Core Earnings” Efficiency Ratio with a related metric, 4Q25 Legacy Expenses, for the 2025 MIP. “4Q25 Legacy Expenses” is defined as the Company’s GAAP operating expenses plus GAAP restructuring/other reorganization expenses, and excludes expenses relating to Earnest (the Company’s loan originations business), restructuring and regulatory expenses, and external servicing expenses while including revenues related to our Transition Services. The Committee believes this metric better reflects the Company’s critical focus on reducing shared service expenses and corporate footprint in 2025. The Committee retained adjusted “Core Earnings” per Share as a performance metric but reduced the weighting to 30%. With the completion of the divestiture of the business processing unit in early 2025, the Company eliminated Business Processing EBITDA and replaced it with “Critical Initiatives.” The “Critical Initiatives” metric, weighted at 20%, was designed to ensure that the milestones necessary for future growth and profitability were met in 2025 and performance was based on the successful achievement of three milestones: re-establishing originations growth at Earnest, successfully completing the transition services agreements with the sale of business processing units and the outsourcing of servicing, and migrating to an on-cloud technology environment and utilizing a consumption-based technology model.

The Committee established a scale of “payout factors” to assess Navient’s performance relative to the target established for each of these performance metrics. These payout factors range from 50% based on a threshold level of performance to 150% based on a maximum level of performance. Performance below threshold results in a payout factor of 0%. For the Adjusted Diluted “Core Earnings” Per Share and 4Q25 Legacy Expenses metrics, the Committee also established a payout curve for performance between threshold-target and target-maximum.

The chart below sets forth the performance threshold, target, and maximum, and the payout factors for Adjusted Diluted “Core Earnings” Per Share and 4Q25 Legacy Expenses:

2025 MIP Payout Factors for Adjusted Diluted “Core Earnings” Per Share and 425 Legacy Expenses

2025 Performance Metric	Below Performance Threshold (Payout Factor = 0%)	Performance Threshold (Payout Factor = 50%)	Performance Target (Payout Factor = 100%)	Performance Maximum (Payout Factor= 150%)
4Q25 Legacy Expenses	>$45.6	$45.6	$41.4	<=$37.3
Adjusted Diluted “Core Earnings” Per Share	<$0.75	$0.75	$1.08	>= $1.41

The Committee established the performance levels for each goal after consideration of the 2025 business plan, the strategic initiatives announced in 2024, the performance results achieved in 2024, and the performance goals set for the 2024 MIP and 2024 strategic transformation incentive plan. The Committee generally sets target goals in alignment with the business plan, at levels that are challenging, but achievable. The business plan may not anticipate year-over-year increases in certain goals due to changes in the business environment, including the impact of rising interest rates, regulatory changes and other factors, or the effects of strategic actions implemented later in the year following the preparation of the 2025 business plan.

For Mr. Green, as a business unit leader, the 2025 MIP was designed to align his compensation with the performance of Earnest, the Company’s loan originations business. Mr. Green’s 2025 MIP had 50% weight on corporate performance and 50% weight on the Earnest incentive plan. Because Mr. Green left before his MIP performance was certified, in accordance with our executive severance plan, a portion of his severance was paid in lieu of his MIP award and was equal to a pro rata amount of his target MIP based on a 100% performance target.

In addition to these financial metrics, the Committee also considers Navient’s annual progress towards achieving certain pre-established strategic priorities and may adjust MIP payouts positively or negatively to reflect the achievement of these priorities. These priorities are communicated to the NEOs as part of Navient’s annual business plan but are not assigned any particular MIP weighting.

Our 2025 MIP performance yielded an overall corporate performance score of 96.0%. The Company’s 2025 results ended at maximum performance for 4Q25 Legacy Expenses, above target performance for Critical Initiatives and below threshold performance on Core Earnings Per Share.

2025 MIP Performance Results

2025 Performance Metric	Performance Target	2025 Actual Performance	Payout Factor	Weighting	Performance Score
4Q25 Legacy Expenses	$41.4	$36.5	150.0%	50%	75.0%
Adjusted Diluted “Core Earnings” Per Share	$1.08	$(0.18)	0.0%	30%	0.0%
Critical Initiatives	100%	See below	105.0%	20%	21.0%
		Overall Performance Score:			96.0%

For Critical Initiatives, the achievement of a 105% payout factor was based on the following performance highlights:

Reestablish Earnest originations growth while balancing credit quality, margin and cost per funded loan

●	Achieved year-over-year growth in refinance origination with $2.1 billion in volume, double the volume compared to 2024, accompanied with strong credit quality origination metrics.

●	Originated $401 million in certified in-school volume growing 9% year-over-year to the highest amount in the Company’s history.

●	Successfully launched the transition of in-school originations from Earnest to Navient and developed a low-cost, agile transition plan positioned to respond to the growing graduate loan market opportunity in 2026.

●	Piloted and launched a personal loan product.

●	Launched a new lending platform that materially improved speed, flexibility and scalability.

Successfully completed the Transition Services Agreements with the sale of business processing units and the outsourcing of servicing

●	Completed Transition Services agreements four months ahead of schedule, delivering approximately $10.7 million in cost savings.

●	Early completion of the Transition Services agreements allowed the Company to pivot immediately to remaining wind-down efforts, including eliminating expenses, tools and processes that do not align with the Company’s go-forward strategy.

Migrating to an on-cloud technology environment and utilizing a consumption-based technology model

●	Migration to an on-cloud technology environment was completed two months early and under budget, with minimal disruption.

●	The migration required deep technical, operational, and organizational coordination across a multi-functional team to manage timeline, budget, and risk.

●	This successful migration lowered operating expenses through reduced infrastructure and maintenance and enabled scalability to support growth.

These performance results were reviewed and certified by the Compensation Committee in January 2026. In determining the incentive award amounts to be paid to each of our NEOs under the 2025 MIP, the Committee also considered the individual performance of each NEO, as reflected in annual performance assessments prepared by our CEO and presented to the Committee. As in previous years, the Committee Chair and the Board Chair met with each independent Board member to review the CEO’s performance. This information informed the Committee in its determination of the CEO’s incentive payout. Based on its review of individual performance and strategic priorities, the Committee certified the MIP corporate payout score of 96.0% without adjustment.

The incentive award amounts for our NEOs under the 2025 MIP, which were paid in cash in February 2026 with a final payout percentage of 96.0%, are set forth in the following table.

2025 MIP Payouts

Navient NEOs(1)	2025 Base Salary ($)	Target % of Base Salary	2025 Target Incentive Award at 100% Achievement Amount ($)	2025 MIP Incentive Award at 96.0% Achievement Amount ($)
Yowan	1,000,000	150%	1,500,000	1,296,000(2)
Hauber	500,000	125%	625,000	600,000
Standish	425,000	125%	531,250	510,000
Fisher	510,000	125%	637,500	612,000

(1)	As Mr. Green departed the Company in 2025, he did not receive any payouts under the 2025 MIP and is not included in this table.

(2)	Mr. Yowan’s 2025 MIP incentive award was prorated based on his base salary of $800,000 until July 7, 2025 and $1,000,000 after his base salary increase effective as of July 7, 2025.

2025 Long-term Incentive Program

Our long-term incentive program is designed to drive long-term performance and shareholder value by delivering a significant portion of NEO compensation through a mix of RSUs and PSUs. Mr. Yowan’s 2025 long-term incentive award was delivered 60% in the form of PSUs and 40% in the form of RSUs (in terms of grant date value). Each of our other NEOs received long-term incentive awards split equally between RSUs and PSUs.

The chart below details the 2025 long-term incentive awards for our NEOs:

	Performance Stock	Restricted	Target Total Award
Navient NEOs	Units(1) (#)	Stock Units(2) (#)	Value(3) ($)
Yowan (4)	154,142	102,761	4,000,000
Hauber	32,793	31,296	850,000
Standish	23,148	22,091	600,000
Fisher	48,225	46,023	1,250,000
Green	23,148	22,091	600,000

(1)	This column represents the target PSUs granted to each of the NEOs on February 7, 2025 (except for Mr. Yowan). The target number of PSUs for Messrs. Hauber, Standish, Fisher and Green was equal to 50% of the approved 2025 long-term incentive award amount divided by the closing price of Navient Common stock on the grant date per PSU share determined in accordance with FASB ASC Topic 718 ($12.96 for grants made February 7, 2025). Each PSU is subject to performance-based vesting over a three-year performance period beginning on January 1, 2025, and ending on December 31, 2027. The vesting provisions of these PSUs are described below.

For Mr. Yowan, this column represents the target PSUs granted to him on July 7, 2025, with the target number of PSUs equal to 60% of the approved 2025 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date ($15.57). Mr. Yowan’s PSUs are subject to performance-based vesting for the performance period beginning on January 1, 2025, and ending on December 31, 2027. The vesting provisions of these PSUs are described below.

(2)	This column represents the RSUs granted to each of the NEOs on February 7, 2025 (except for Mr. Yowan). The target number of RSUs for Messrs. Hauber, Standish, Fisher and Green was equal to 50% of the approved 2025 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date ($13.58) for grants made on February 7, 2025. These RSUs are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

For Mr. Yowan, this column represents the RSUs granted to him on July 7, 2025, with the number of RSUs equal to 40% of the approved 2025 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date ($15.57). Mr. Yowan’s RSUs are scheduled to vest in one-half increments on each of July 7, 2026, and January 7, 2027, and will be settled in cash in an amount equal to the fair market value of a share of the Company’s common stock on the date of vesting as soon as practicable after it vests, subject to certain terms and conditions.

(3)	These Target Total Award Value amounts do not correspond exactly to the accounting grant date fair values as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718 as explained in footnotes to those tables in this proxy statement. Additional details on accounting for stock-based compensation can be found in “Note 2- Significant Accounting Policies” to the audited consolidated financial statements included in the 2025 Annual Report on Form 10-K.

(4)	In recognition of the extension of Mr. Yowan’s expected service, on July 7, 2025, the Company granted Mr. Yowan (a) a service-based restricted stock unit (“RSU”) award with respect to a number of units equal to the quotient of $1,600,000 divided by the closing price of a Company common share on July 7, 2025, and (b) a performance-based restricted stock unit (“PSU”) award with respect to a number of units equal to $2,400,000 divided by the closing price of a Company common share on July 7, 2025. The RSU award will vest as to (a) 50% of the RSUs, if Mr. Yowan remains employed by the Company as Chief Executive Officer through July 7, 2026, and (b) the remaining 50% of the RSUs if Mr. Yowan remains so employed through January 7, 2027. The RSUs will also vest if Mr. Yowan’s employment is terminated by the Company without cause or by Mr. Yowan for good reason. The PSU award will vest based on the degree to which a service condition and a performance condition are satisfied. The service condition will be satisfied as to (a) 50% of the PSUs, if Mr. Yowan remains employed by the Company as Chief Executive Officer through July 7, 2026, and (b) the remaining 50% of the PSUs if Mr. Yowan remains so employed through January 7, 2027. The service condition will also be deemed satisfied if Mr. Yowan’s employment is terminated by the Company without cause or by Mr. Yowan for good reason. The performance condition will be deemed satisfied with respect to a specified percentage of the PSUs based on the Company’s performance for fiscal years 2025, 2026 and 2027. The design of Mr. Yowan’s PSUs is consistent the design of the 2025-27 PSUs granted to our other NEOs (as described further below under “2025-27 Performance Stock Units”). Additional details can be found in Navient’s Form 8-K filed on July 11, 2025.

2025-27 Performance Stock Units

In 2025, the Committee granted PSUs to each of our NEOs as part of our 2025 long-term incentive program. The PSUs are designed to vest at the end of 2027, with a potential payout ranging from 0% to 150% of the target number of units, based on cumulative performance over the 2025-27 performance period.

As the Company’s strategic initiatives, including reducing its corporate expenses, become increasingly critical to the Company’s long-term success, the Committee added “Legacy Expense” as performance measure for the 2025 PSUs. For 2025, “Legacy Expense” is calculated using the same methodology as the “4Q25 Legacy Expense” included in the 2025 MIP. For 2026 and 2027, “Legacy Expense” is calculated for the full fiscal year and also excludes in-school expenses, as in-school originations transitioned from Earnest to Navient in 2026. Separate annual Legacy Expense targets will be established by the Committee for each year in the 2025-27 PSU performance cycle, with targets set at the beginning of each year. Each annual Legacy Expense target will have 15% weight and earned awards will not be paid until after the end of the 2025-27 performance period. The Company also maintained rTSR as a performance measure as the Company continues to align executives’ interests with those of our shareholders and delivering superior overall returns to shareholders.

The performance metrics for the 2025-27 PSUs are summarized below:

2025-27 Performance Stock Units
2025-27 Performance Metric	Weight	Rationale
2025, 2026 and 2027 Legacy Expense[6]	15%/ 15%/ 15%	● Focuses management’s attention on reducing shared service expenses and corporate footprint as part of Company’s execution of its strategic initiatives
Relative Total Shareholder Return (rTSR)[7]	55%	● Focuses management’s attention on delivering superior overall returns to shareholders

The chart below shows the potential vesting as a percentage of the target of PSUs:

2025-27 Performance Stock Units
Performance Metric	Weight	Percentage of 2025-27 PSUs Vesting
		0%	50%	100%	150%
2025 Legacy Expense	15%	Greater than $45.6 million	$45.6 million	$41.4 million	Less than or equal to $37.3 million
2026 Legacy Expense	15%	Greater than $121.9 million	$121.9 million	$110.8 million	Less than or equal to $99.8 million
2027 Legacy Expense	15%	TBD	TBD	TBD	TBD
Relative Total Shareholder Return (rTSR)	55%	Lower than 25th percentile	25th percentile	50th percentile	75th percentile or higher

6 Legacy Expense is GAAP operating expenses plus GAAP restructuring/other reorganization expenses, less expenses relating to Earnest, in-school expenses, restructuring and regulatory expenses and external servicing expenses for the applicable fiscal year.

7 rTSR is the Company’s relative total shareholder return compared to the total shareholder returns for the companies the S&P 600 Financial Index at the start of the applicable performance period.

The Committee believes that the performance targets set are achievable but challenging in light of uncertain regulatory, rating agency and overall economic environment. The Committee considers these environmental factors, prevailing market-competitive return ratios, and the resulting degree of difficulty that management faces in achieving the Company’s long-term growth and performance goals when establishing appropriate levels for threshold, target, and maximum performance levels and payout curves. The Committee established threshold, target and maximum levels of performance for 2025 Legacy Expense at the beginning of calendar year 2025. These levels reflect our general expectations on legacy expense for 2025 based on the successful execution of the outsourcing of the Company’s servicing business and the sale of the business processing unit. When setting and evaluating the rigor of the 2026 Legacy Expense goals at the beginning of calendar year 2026, the Committee was in a better position to evaluate the effectiveness of the legacy expenses as the Transition Services agreements are complete and there is better visibility on future costs and expenses.

Legacy Expense for fiscal year 2025 was $36.5 million, which equates to an achievement level of 150% for the 2025 goal for that performance metric.

The Committee believes that rTSR continues to emphasize the Company’s focus on delivering superior overall returns to shareholders, particularly during this period of transformation. Navient’s rTSR performance depends on where its total shareholder return for the 2025-27 performance period ranks in comparison to the total shareholder returns of a group of peer companies for the same period. The TSR peers consist of the companies in the S&P 600 Financials Index at the start of the performance period, adjusted for certain merger and acquisition, spinoff or bankruptcy events impacting the TSR peer companies during the performance period.

Total shareholder return for both Navient and the TSR peer companies is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Starting and ending share prices are averaged over an applicable monthly period to manage the impact of day-to-day stock market volatility.

As summarized in the following table, the rTSR performance metric works as follows, for the three years ended December 31,2027, if Navient’s rTSR percentile rank among its rTSR peers is in the 75th percentile or higher, the payout factor is 150%. The 50th percentile is a 100% payout, and the 25th percentile is a 50% payout. A 0% payout occurs if Navient’s rTSR performance falls below the 25th percentile. At every point in between, the factor is interpolated.

TSR Percentile Rank vs. TSR Peer Companies	% of 2025-27 PSUs Vesting*
At or above 75th percentile	150%
At median/50th percentile	100%
At 25th percentile	50%
Below 25th percentile	0%

* For Navient performance between the 25th and 75th percentiles, the rTSR percentage vesting is interpolated on a straight-line basis between 50% and 150%. The post-vesting holding period requirement applies to PSUs awarded to each of our NEOs and means that, for one year after the date the shares are issued, executives will not be able to sell or otherwise transfer any shares received upon settlement of any earned and vested PSUs, other than shares issued upon an executive’s death or disability or as needed to pay required tax withholding obligations.

On July 7, 2025, Navient entered into an amendment to the employment agreement with Mr. Yowan, pursuant to which Mr. Yowan was granted (i) an award of RSUs with a grant date value of $1.6 million and (ii) an award of PSUs with a grant date value equal to $2.4 million, as described in footnote 4 of the 2025 long-term incentive awards for the NEOs above.

2024-26 Performance Stock Units

The 2024-26 PSUs are determined solely by the rTSR performance measure based on cumulative performance over the 2024-26 performance period. The rTSR performance metric for the 2024-26 PSUs works the same way as the rTSR performance metric for the 2025-27 PSUs described above.

2023-25 Performance Stock Units

Fiscal year 2025 also marked the final year of the three-year performance period associated with PSUs granted to our executive team in early 2023 (excluding Mr. Yowan) as part of our long-term incentive program. These 2023-25 PSUs were designed to vest in early 2026 based on performance through the end of 2025, with a potential payout ranging from 0% to 180% of the target number of units, determined by cumulative performance over the 2023-25 performance period. The following performance metrics were selected in early 2023 to focus management on specific long-term business objectives:

2023-25 PSU Performance Metric	Weight	Rationale
Cumulative Net Student Loan Cash Flows[8]	40%

●     Promotes successful management of our loan portfolios

●     Critical driver of shareholder value, supporting dividends, share repurchases and debt payments

●     Supports growth of strategic businesses, including consumer lending

“Core Earnings” Return on Equity[9]	20% per vesting year

●     Requires focus on managing, allocating and investing capital to achieve the best return for shareholders

●     Standard financial metric that permits comparability across peer groups and industry-wide benchmarks

In 2021, two new features, a rTSR performance multiplier and a one-year, post-vesting holding requirement for any shares delivered in settlement of earned and vested PSUs, were introduced to further align executives’ interests with those of our shareholders. The rTSR multiplier works as follows for the 2023-25 PSUs. Vesting of the 2023-25 PSUs—as determined solely by net student loan cash flows and ROE—will be multiplied by up to +/- 20% based on Navient’s rTSR performance over the three-year performance period, raising the overall maximum potential payout to 180% of the target number of units and introducing additional “down-side” risk. Navient’s rTSR performance depends on where its total shareholder return for the 2023-25 performance period ranks in comparison to the total shareholder returns of the TSR peer companies for the same period. The TSR peers consist of the companies in the S&P 400 Financials Index at the start of the performance period, adjusted for certain merger and acquisition, spinoff or bankruptcy events impacting the TSR peer companies during the performance period.

Total shareholder return for both Navient and the TSR peer companies is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Starting and ending share prices are averaged over a 30-day period to manage the impact of day-to-day stock market volatility. The rTSR multiplier is applied as follows for the 2023-25 PSUs:

TSR Percentile Rank vs. TSR Peer Companies	rTSR Multiplier*
At or above 75th percentile	120%
At median/50th percentile	100%
At or below 25th percentile	80%

* For Navient performance between the 25th and 75th percentiles, the rTSR Multiplier is interpolated on a straight-line basis between 80% and 120%.

8 Cumulative Net Student Loan Cash Flows” is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Cumulative Net Student Loan Cash Flows are the aggregate cash flows net of secured borrowings from all student loans (including private credit refinance loans) realized for the fiscal years 2023, 2024, and 2025, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2025 that are accelerated through securitizing or pledging unencumbered student loans or through loan sales.

9 “Core Earnings” Return on Equity is calculated as a percentage equal to the Company’s “Core Earnings” net income for each of three fiscal years within the performance period (as shown in the segment reporting footnote in the Company’s audited financial statements as published in the Company’s annual report on Form 10-K, excluding the impact of any regulatory and restructuring costs), divided by average stockholder’s equity for each such year (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in a given year).

Additionally, the post-vesting holding period requirement means that, for one year after the date the shares are issued, executives will not be able to sell or otherwise transfer any shares received upon settlement of any earned and vested 2023-25 PSUs, other than shares issued upon an executive’s death or disability or as needed to pay required tax withholding obligations

The following chart summarizes Navient’s cumulative performance over the 2023-25 performance period relative to the targets established for each of these metrics. Our performance during this three-year period resulted in an overall performance score of 74%, which, when multiplied by an 80% rTSR performance multiplier for the three-year rTSR performance at below the 25th percentile, resulted in the 2023-25 PSUs vesting at 59% of the target number of units.

2023-25 Performance Stock Units
2023-25 Performance Metric	Performance Target	2023-25 Actual Performance	Payout Factor	Weight	Performance Score
Cumulative Net Student Loan Cash Flows (millions)[10]	$ 5,033	$4,405	60%	40%	24%
2023 “Core Earnings” Return on Equity[11]	14.5%	14.5%	99%	20%	20%
2024 “Core Earnings” Return on Equity	9.0%	10.5%	150%	20%	30%
2025 “Core Earnings” Return on Equity	4.4%	(0.6)%	0%	20%	0%
Overall Performance Score:					74%
rTSR modifier:					80%
Modified Weighted Achievement:					59%

Fiscal year 2025 also marked the final year of the performance period associated with the performance condition of the PSUs granted to Mr. Yowan in May 2023. Mr. Yowan’s 2023 PSUs were designed to vest based on Navient’s rTSR compared to other companies in the S&P 400 Financials Index (the “CEO Peer Group”) from the performance period beginning May 15, 2023 through December 31, 2025 (“2023 CEO PSU Performance Period”). rTSR for both Navient and the members of Navient’s CEO Peer Group is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Starting and ending share prices are averaged over a 30-day period to manage the impact of day-to-day stock market volatility.

The rTSR multiplier of Mr. Yowan’s 2023 PSUs is applied as follows:

TSR Percentile Rank vs. CEO Peer Group Companies	rTSR Payout*
At or above 75th percentile	150%
At median/50th percentile	100%
At 25th percentile	50%
Below 25th percentile	0%

* For Navient performance between the 25th and 75th percentiles, the rTSR Payout is interpolated on a straight-line basis between 50% and 150%. If Navient’s TSR is negative, the payout cannot exceed 100% of target.

The following chart summarizes Navient’s rTSR performance during the 2023 CEO PSU Performance Period relative to the CEO Peer Group Companies. Our rTSR performance during the performance period resulted in a payout percentage of 0% for Mr. Yowan, with the Company’s rTSR ending at -8.11%, below the 25th percentile threshold for the applicable performance period.

2023 CEO PSU Performance Period	rTSR	Percentile Rank	Payout Percentage
May 15, 2023 - December 31, 2025	-8.11%	8.20%	0%

10 See footnote 11 above for more information regarding Cumulative Net Student Loan Cash Flows.

11 See footnote 12 above for more information regarding “Core Earnings” Return on Equity

Deferred Compensation

We provide our NEOs with the opportunity to defer a portion of their compensation under the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to provide all of our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-advantaged basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts. Navient does not make any contributions to the Deferred Compensation Plan for periods on or after January 1, 2019. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs who participate can be found below under the “Non-Qualified Deferred Compensation” table.

Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in the same broad-based employee benefit programs that we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.

Perquisites

Perquisites are very limited and are not a significant portion of our compensation program. The sole perquisite we provided in 2025 was transportation allowances to our CEO as described in the Summary Compensation Table below.

Severance Benefits

Navient has adopted an executive severance plan and a change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.

Under the executive severance plan, our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments under the change in control severance plan in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. All plan participants, including our NEOs, are entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration, only when equity awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration provides NEOs with the benefit of these outstanding awards granted in prior years. They also may be able to exercise the awards and possibly participate in the change in control transaction for the consideration received.

To better align with the Company’s business strategy, the Board approved certain changes to Navient’s leadership team in 2025. In August 2025, David Green, Former Executive Vice President and CEO of Earnest, departed the Company. Mr. Green was provided with severance payments and benefits in accordance with Navient’s Executive Severance Plan and the Omnibus Incentive Plan, as specified in his separation and release agreements with Navient. Mr. Green’s severance benefits and post-termination arrangements pursuant to his separation agreement with Navient are further described in “Potential Payments upon Termination or Change in Control” below.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership Guidelines

Navient has adopted share ownership guidelines applicable to its senior executives, including our NEOs. These ownership guidelines, which are required to be achieved over a five-year period, are as follows:

●	Chief Executive Officer - Lesser of 1 million shares or $5 million in value

●	Executive Vice President - Lesser of 200,000 shares or $1 million in value

●	Senior Vice President - Lesser of 70,000 shares or $350,000 in value

Each of our NEOs other than Mr. Yowan, holds the title of Executive Vice President.

The guidelines encourage continued ownership of a significant amount of Navient’s Common Stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold Navient Common Stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants during the following year if he or she sells this stock (whether before or after such guidelines are met) if such sale results in a decrease below the thresholds established by the guidelines.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock; and restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis. Stock options and unvested performance shares do not count toward the ownership guidelines.

All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement either through their stock ownership levels or due to the five-year initial period not being finished.

Hedging/Pledging Prohibition

Navient policy prohibits directors, senior management (including our NEOs) and certain other employees from engaging in hedging, pledging and certain other transactions involving Navient Common Stock. See “Director Compensation” above for additional details.

Policy on Rule 10b5-1 Trading Plans

Navient has a policy governing the use by directors, executive officers (including our NEOs) and certain other employees of pre-established trading plans for sales of our Common Stock. See “Corporate Governance – Insider Trading” above for additional details.

Clawback

All types of cash and equity-based awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan (as amended and restated in 2018) and 2024 Omnibus Incentive Plan, are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events. Navient enhanced its clawback policy in 2017 following an extensive review and consideration of Navient’s then-existing clawback policy by the Compensation Committee. The enhanced clawback policy grants the Board discretion to recoup incentive compensation both in the event of a financial restatement and in the case of the executive’s misconduct involving a material violation of Navient policy or commission of fraud or other misconduct involving Navient. Following engagement with its shareholders, the Board further enhanced the clawback policy in March 2018 to add a clawback trigger in the event of misconduct committed by persons under a senior officer’s supervision. In accordance with the final SEC and NASDAQ rules promulgated under Section 954 of the Dodd-Frank Act, in 2023, Navient adopted a new clawback policy which applies to any current or former “executive officer” of the Company, as determined for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, to comply with such rules. This new clawback policy was adopted in addition to the existing clawback policy that was last amended in March 2018.

Navient Compensation Committee Process for Approving Long-term Awards

The Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards (or, if later, the employee’s hire or promotion date). The Compensation Committee approves any awards to newly-hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the Committee at which the awards are approved (or, if later, the officer’s hire or promotion date). Under the terms of the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated, stock options are required to be priced at the closing market price of Navient’s Common Stock on the Nasdaq on the date of grant.

Grants of Equity Awards

The Compensation Committee grants equity awards to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire, promotion or for retention purposes. The Compensation Committee does not grant equity awards in anticipation of the release of material non-public information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity. In the event MNPI becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

Tax and Accounting Impact

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal income tax deduction for annual compensation over $1 million paid to our chief executive officer, chief financial officer, three other most highly compensated officers and anyone who has served as one of our covered officers after 2016, other than pursuant to certain grandfathered compensation arrangements. The Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

Changes to Our Executive Compensation Program for 2026

The Committee made changes to our executive compensation program for 2026 to better align with market practices and Navient’s on-going strategic actions. These changes are described below.

2026 Annual Incentive Program

As the Company looks to the next steps of its strategic transformation, Navient is prioritizing its loan growth strategy and added an “Originations” metric in the MIP for 2026 (the “2026 MIP”), which will be weighted at 35%. The “Originations” metric tracks a combination of refi originations, in-school certifications and personal loan disbursements, subject to defined parameters intended to support profitable growth. Navient continues to focus on reducing shared service expenses and its corporate footprint and therefore, Legacy Expenses remains an element of the 2026 MIP. Legacy Expenses represents Navient’s GAAP operating expenses plus GAAP restructuring/other reorganization expenses for the full year 2026 with certain adjustments and will be weighted at 35% in the 2026 MIP. The period of measurement for this component has changed to the full year of 2026 as strategic initiatives for transformation are completed and expense management for maximizing legacy portfolio cash flows continues to be prioritized. “Critical Initiatives” also remains a goal for Navient in the 2026 MIP. This Critical Initiatives metric, which is weighted at 15%, is designed to ensure that the milestones necessary for future growth and profitability are met. Other changes made to the 2026 MIP include a decreased weighting of the Adjusted Diluted “Core Earnings” Per Share metric to 15% as Navient shifts its strategic priorities to growth.

Long-term Incentive Program for 2026

As in prior years, PSUs granted in 2026 are designed to vest at the end of a three-year performance period, with a potential payout based on cumulative performance over the 2026-28 performance period. For the 2026-28 performance period, in continued alignment with shareholder expectations, the Committee maintained rTSR relative to all companies in the S&P 600 Financials Index as a performance metric, weighted at 55%. As Navient moves to Phase 2 of its strategic transformation, which is focused on strong growth, the Company replaced “Legacy Expense” with “Core Earnings” Return on Equity (ROE), weighted at 45%. ROE is a standard financial metric that incents a disciplined approach to managing, allocating and investing capital to achieve the best return for shareholders and permits comparability across peer groups and industry-wide benchmarks. ROE will be calculated as “Core Earnings” net income as reported in the Company’s annual report on Form 10-K for such applicable year, excluding the impact of any regulatory and restructuring costs, divided by average stockholders’ equity for each such year, with certain adjustments.

Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our NEOs for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY(2) ($)	BONUS ($)(3)	STOCK AWARDS(4) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(6) ($)	ALL OTHER COMPENSATION(7) ($)	TOTAL ($)
Dave Yowan	2025	895,548	0	3,330,733	0	1,296,000	-	17,664	5,539,945
President & Chief Executive Officer	2024	799,999	0	3,784,459	0	1,500,000	-	20,251	6,104,709
	2023	528,557	0	3,797,694	0	729,833	-	6,256	5,062,340

Steve Hauber	2025	494,230	0	759,168	0	600,000	-	17,500	1,870,898
Executive Vice President & Chief Financial Officer &	2024	441,346	180,000	847,946	0	703,125	-	17,250	2,189,667
Principal Accounting Officer	2023	419,230	0	585,119	0	510,531	-	16,500	1,531,380

Troy Standish	2025	419,230	224,000	522,752	0	510,000	-	17,500	1,693,482
Executive Vice President & Chief Operating Officer	2024	342,115	100,000	540,764	0	585,937	-	17,250	1,586,066

Joe Fisher	2025	509,999	0	1,140,727	0	612,000	-	17,500	2,280,226
Former Executive Vice President & Chief Financial &	2024	509,999	220,000	1,423,070	0	796,875	-	17,250	2,967,194
Principal Accounting Officer	2023	497,307	0	1,129,848	0	612,638	-	16,500	2,256,293

David Green	2025	261,538	0	547,547	0	0	-	1,310,386	2,119,471
Former Executive Vice President and CEO of Earnest

(1)	Reflects the position held by each NEO as of the date of this proxy statement.

(2)	Navient pays employee salaries in bi-weekly installments throughout the calendar year.

(3)	Amounts shown for Messrs. Hauber and Fisher are the transition retention bonuses paid to the Company’s 2023 NEOs (other than Mr. Yowan) that were paid in February 2024, as further described in “Compensation Discussion and Analysis” section of Navient’s 2024 definitive proxy statement on Schedule 14A originally filed on April 11, 2024, as amended by that Amendment No. 1 to its definitive proxy statement filed on April 17, 2024. For Mr. Standish, the 2024 amount shown represents a one-time bonus award paid in February 2024 in connection with the work completed to prepare for the announcement and implementation of the strategic actions. The 2025 amount represents a one-time retention bonus paid to Mr. Standish in April 2025 upon the completion of the sale of the business processing unit. This retention bonus was to be paid as a lump sum cash payment, provided that Mr. Standish remained with the Company until such date in 2025.

(4)	Amounts shown are the grant date fair values of the various stock-based awards granted during 2023, 2024 and 2025 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. These amounts do not correspond to the actual value that may be realized by each NEO. Additional details on accounting for stock-based compensation can be found in “Note 2-Significant Accounting Policies” to the audited consolidated financial statements included in the 2025 Form 10-K.

Under FASB ASC Topic 718, the grant date for a PSU occurs when objectively determinable performance goals are approved. Therefore, the reported value for 2025 is calculated for the portion of the PSUs for which performance goals were set in 2025 and is shown based on the probable performance (target) value of the awards.

The maximum grant date fair value of the PSU awards for 2025 assuming all performance goals including relative total shareholder return were achieved at their maximum levels would be as follows: for Mr. Hauber, $513,140; for Mr. Standish, $338,581; for Mr. Fisher, $798,380; and Green, $383,218. Mr. Yowan’s PSU awards will vest based on Navient’s TSR compared to other companies in the S&P 600 Financials Index from the performance period beginning January 1, 2025 through December 31, 2027. If Navient’s rTSR for the performance period is in the 75th or higher percentile of Navient’s peer group companies, the vesting and payout will be 150%, which is the maximum value for his PSU awards with a value of $2,596,084.

(5)	Annual incentive awards were paid to NEOs under the MIP in cash.

(6)	Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.

(7)	For 2025, the components of “All Other Compensation” were as follows:

NAME	EMPLOYER CONTRIBUTIONS TO DEFINED CONTRIBUTION PLAN (A) ($)	TRANSPORTATION ALLOWANCE (B) ($)	SEVERANCE(C) ($)	TOTAL ($)
Yowan	17,500	164	0	17,664
Hauber	17,500	0	0	17,500
Standish	17,500	0	0	17,500
Fisher	17,500	0	0	17,500
Green	17,500	0	1,292,886	1,310,386

(A)	Amounts credited to Navient’s tax-qualified defined contribution plan.

(B)	Automobile allowance benefit calculated based on the annual lease method.

(C)	Amounts paid under Mr. Green’s separation and release agreement. See “Potential Payments upon Termination or Change in Control” below for more information on Mr. Green’s separation and release agreement.

Grants of Plan-Based Awards

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	GRANT DATE FAIR VALUE OF STOCK
NAME	AWARD TYPE	GRANT DATE	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	UNITS (#)	AWARDS(2) ($)
Yowan		Management Incentive Plan	675,000	1,350,000	2,025,000
	2025 PSUs(3)	7/7/2025				53,949	107,899	161,848		1,730,744
	2025 RSUs(4)	7/7/2025							102,761	1,599,988
Hauber		Management Incentive Plan	312,500	625,000	937,500
	2025 PSUs(3)	2/7/2025				11,477	22,955	34,432		294,497
	2025 RSU(4)	2/7/2025							31,296	424,999
	2023 PSUs(5)	2/28/2025				1,311	3,279	5,901		39,671
Standish		Management Incentive Plan	265,625	531,250	796,875
	2025 PSUs(3)	2/7/2025				8,101	16,203	24,304		207,880
	2025 RSUs(4)	2/7/2025							22,091	299,995
	2023 PSUs(5)	2/28/2025				491	1,229	2,212		14,875
Fisher		Management Incentive Plan	318,750	637,500	956,250
	2025 PSUs(3)	2/7/2025				16,878	33,757	50,635		433,084
	2025 RSUs (4)	2/7/2025							46,023	624,992
	2023 PSUs(5)	2/28/2025				2,732	6,831	12,295		82,650
Green		Management Incentive Plan	265,625	531,250	796,875
	2025 PSUs(3)	2/7/2025				8,101	16,203	24,304		207,880
	2025 RSUs(4)	2/7/2025							22,091	299,995
	2023 PSUs(5)	2/28/2025				1,311	3,279	5,901		39,671

(1)	Represents the possible total payouts for each NEO under the 2025 MIP. The actual amounts earned under the 2025 MIP and paid in February 2026 are described further in “Annual Incentive Awards: 2025 Management Incentive Plan (“MIP”) in the Compensation Discussion and Analysis section of this proxy statement.

(2)	Amounts disclosed for awards granted in 2023 and 2025 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2-Significant Accounting Policies” to the audited consolidated financial statements included in the 2023or 2025 Annual Report, as applicable.

(3)	Represents the target number of PSUs awarded under our 2025-27 PSUs to Messrs. Hauber, Standish, Fisher and Green on February 7, 2025, as well as to Mr. Yowan on July 7, 2025, under our long-term incentive program as described further in “2025 Long-term Incentive Program” in the Compensation Discussion and Analysis section of this proxy statement.

The PSUs awarded to Messrs. Hauber, Standish, Fisher and Green vest after a three-year performance period (2025-27) based on corporate expense reductions and Navient’s rTSR compared to other companies in the S&P 600 Financial Index. For Mr. Yowan, his PSUs vest based on the same performance metrics and design of the 2025-27 PSUs granted to the other NEOs, and having a potential payout ranging from 0% to 150%. Our disclosures referenced by this footnote (3) are for information purposes only, and tie to the disclosures made by our NEOs in 2025 on Form 4s under Section 16 of the Exchange Act. Our disclosures in footnote (4) below are intended to comply with the requirements of Item 402 of Regulation S-K with respect to “grants” of PSUs.

(4)	Stock awards granted on February 7, 2025, to Messrs. Hauber, Standish, Fisher and Green represent RSUs that have vested or will vest and convert into shares of Common Stock in one-third increments on February 7, 2026, February 7, 2027, and February 7, 2028. Stock awards granted on July 7, 2025 to Mr. Yowan represent RSUs that will vest and convert into shares of Common Stock in one-half increments on July 7, 2026, and January 7, 2027, respectively.

(5)	Represents the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. Under FAB ASC Topic 718, the “grant date” for a PSU occurs only when objectively determinable PSU performance goals are approved and therefore, the reported number of units is calculated for the various portions of the PSUs for which performance goals were set in 2025. The amounts referenced by this footnote (4) constitute 20% of PSUs awarded in February 2023. This tranche is deemed to be a separate “grant” for fair value purposes and each is deemed to have a “grant date” in 2025. For more information on the design of our long-term incentive programs, see “2023-25 Performance Stock Units” in the Compensation Discussion and Analysis section of this proxy statement.

For each NEO, the sum of the dollar amounts stated in the “Grant Date Fair Value of Stock Awards” column in the table above is also included in the “Stock Awards” column of the Summary Compensation Table; however, these numbers may vary slightly due to truncating.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth information regarding Navient equity awards that were outstanding as of December 31, 2025.

NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT YET VESTED(2) ($)
Yowan	5/15/2023	0	0	-	-
	7/3/2024	-	-	89,162	1,159,106
	7/7/2025	-	-	157,903	2,052,739
	7/7/2025	105,268	1,368,484	-	-
Hauber	2/6/2023	5,994	77,922	-	-
	2/6/2023	10,969	142,597	-	-
	2/9/2024	13,511	175,643	-	-
	2/9/2024	-	-	11,503	149,539
	5/23/2024	3,625	47,125	-	-
	5/23/2024	-	-	3,535	45,955
	2/7/2025	32,828	426,764	-	-
	2/7/2025	-	-	34,399	447,187
Standish	2/6/2023	2,177	28,301	-	-
	2/6/2023	4,113	53,469	-	-
	2/9/2024	8,829	114,777	-	-
	2/9/2024	-	-	2,588	33,644
	5/23/2024	5,382	69,966	-	-
	5/23/2024	-	-	5,420	70,460
	2/7/2025	22,394	291,122	-	-
	2/7/2025	-	-	24,281	315,653
Fisher	2/6/2023	12,489	162,357	-	-
	2/6/2023	22,854	297,102	-	-
	2/9/2024	28,147	365,911	-	-
	2/9/2024	-	-	23,967	311,571
	2/7/2025	48,276	627,588	-	-
	2/7/2025	-	-	50,586	657,618
Green	2/6/2023	5,721	74,373	-	-
	2/6/2023	10,969	142,597	-	-
	2/9/2024	12,894	167,622	-	-
	2/9/2024	-	-	11,503	149,539
	2/7/2025	22,116	287,508	-	-
	2/7/2025	-	-	24,281	315,653

(1)	RSUs granted in February 2023 vested in one-third increments on February 6, 2024, February 6, 2025, and February 6, 2026. RSUs granted in February 2024 to our NEOS (other than Mr. Yowan) have vested or will vest in one-third increments on February 9, 2025, February 9, 2026, and February 9, 2027. RSUs granted to Messrs. Hauber and Standish in May 2024 have or will vest in one-third increments on May 23, 2025, May 23, 2026, and May 23, 2027. RSUs granted in 2025 to our NEOs (other than Mr. Yowan) have vested or will vest in one-third increments on February 7, 2026, February 7, 2027, and February 7, 2028.

PSUs granted to Messrs. Hauber, Standish, Fisher and Green in 2023 vested after a three-year performance period (2023-25), with the potential payout ranging from 0% to 180% of the target number of units. Based on the Company’s actual performance during the three-year performance period relative to pre-established performance goals, these PSUs vested at 59% of the target number of units and were settled in shares of the Company’s common stock on March 2, 2026. These 2023-25 PSUs are shown above as outstanding on December 31, 2025, based on the final vested amount (i.e., 59% of the target number of units). See “2023-25 Performance Stock Units” above for additional details regarding these PSUs.

For the PSUs granted to Mr. Yowan in 2023, the service condition was met as of December 31, 2025; however, the level of achievement of performance condition for these PSUs resulted in a payout of $0. RSUs granted to Mr. Yowan will vest in on-half increments on July 7, 2026 and January 7, 2027.

Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest only to the extent and at the same time the underlying award on which they are issued vest.

(2)	Market value of shares or units is calculated based on the closing market price of $13.00 for Navient Common Stock on December 31, 2025, the last trading date of the year.

(3)	Shows the threshold number of PSUs realizable upon vesting relative to grants made in 2024 and the targeted number of PSUs realizable upon vesting relative to grants made in 2025 for NEOs other than Mr. Yowan. For NEOs other than Mr. Yowan, these PSUs will vest after a three-year performance period (2024-26 for PSUs granted in 2024 and 2025-27 for PSUs granted in 2025). The PSUs granted in 2024 have a potential payout ranging from 0% to 150% of the target number of units and the PSUs granted in 2025 have a potential payout ranging from 0% to 150% of the target number of units. For Mr. Yowan, PSUs granted to him on July 3, 2024, vest based on Navient’s rTSR compared to other companies in the S&P 600 Financials Index from the performance period beginning July 3, 2024 through December 31, 2026 and have a potential payout ranging from 0% to 150% and the PSUs granted to him on July 7, 2025, vest based on a performance period beginning January 1, 2025, through December 31, 2027, and have a potential payout ranging from 0% to 150%. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. For Mr. Yowan, the number of units and payout value reported are at threshold for the PSUs granted in 2024 and at target for the PSUs granted in 2025 and are based on achieving certain performance goals. See discussion of 2025-27 PSUs and the CEO PSUs above for additional details regarding the performance metrics associated with these PSUs.

Stock Vested During Fiscal Year 2025

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (1) (#)	VALUE REALIZED ON VESTING (2) ($)
Yowan	117,467	1,632,686
Hauber	32,625	448,940
Standish	18,169	247,814
Fisher	52,009	716,265
Green	23,608	321,886

(1)	Represents shares acquired upon the vesting of restricted stock, performance stock units (“PSUs”) or restricted stock units (“RSUs”), the associated dividend equivalent units (“DEUs”), and any fractional share settlement.

(2)	The value realized on vesting is the number of shares vested multiplied by the closing market price of Navient Common Stock on the vesting date.

Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

Non-Qualified Deferred Compensation

Under the Deferred Compensation Plan, eligible employees, including our NEOs, may elect to defer up to 80% of their annual cash-based compensation. The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

All participant deferrals are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.

The following table provides information regarding contributions and earnings under the Deferred Compensation Plan in 2025, as well as year-end account balances, for each of our NEOs.

	Executive Contributions in 2025(1)	Registrant Contributions in 2025(2)	Aggregate Earnings in 2025	Aggregate Withdrawals / Distributions in 2025	Aggregate Balance at 12/31/2025(3)
Name	($)	($)	($)	($)	($)
Yowan	0	0	4,643	0	182,679
Hauber	0	0	75,775	0	551,021
Standish	50,258	0	77,832	0	554,509
Fisher	0	0	3,607	0	18,581
Green	0	0	0	0	0

(1)	Executive contributions are withheld from the executive’s salary and/or non-equity incentive compensation for the relevant fiscal year and are reflected in the relevant column in the Summary Compensation Table for that year.

(2)	The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

(3)	The aggregate balance at fiscal year-end reflects current and prior fiscal year executive and registrant contributions previously reported in the Summary Compensation Table for those years for executives who were named executive officers in those years.

Arrangements with Named Executive Officers

Employment Agreements

Navient entered into an employment agreement with Mr. Yowan on May 15, 2023, as amended on July 3, 2024, and as further amended on July 7, 2025, which provides for his continued employment as President and CEO and continued nomination as a member of the Board. The employment agreement does not have a specified term. Under the terms of the employment agreement, Mr. Yowan is not eligible to participate in the Executive Severance Plan for Senior Officers or the Change in Control Severance Plan for Senior Officers, nor is he eligible for severance under any other severance plan or program of the Company and its affiliates. The employment agreement subjects Mr. Yowan to certain restrictive covenants to the same extent as similarly situated senior executives of the Company.

Navient has not entered into an employment agreement with any other NEOs except for Mr. Yowan.

Executive Severance Plan

Except for Mr. Yowan, each of our NEOs participates in Navient’s severance plans for senior officers and is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.

Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) pro-rated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for “good reason” (as defined in the plan); (b) Navient’s decision to terminate an eligible officer’s employment for any reason other than “for cause” (as defined in the plan), death or disability; or (c) upon mutual agreement of Navient and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2x; Executive and Senior Vice Presidents-1x. Each of our NEOs other than Mr. Yowan holds the title of Executive Vice President. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award. Pursuant to Mr. Yowan's May 2023 employment agreement with Navient, Mr. Yowan is neither eligible to participate in Navient’s Executive Severance Plan for Senior Officers nor in its Change in Control Severance Plan for Senior Officers, nor is he eligible for severance under any other Navient severance plan or program.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months. Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.

Separation Agreement with Executive Officers

In connection with their departures from Navient in 2025 and early 2026, respectively, Messrs. Green and Fisher entered into a separation and release agreement with Navient, which confirms the benefits to be provided to them under the Executive Severance Plan for Senior Officers and contains customary provisions regarding Navient’s release from liability, confidentiality, and restrictive covenants.

Mr. Yowan’s transition will follow the terms of his May 2023 employment agreement, except that the Board has approved the accelerated payment of his 2026 MIP award which will be paid in June 2026.

Change in Control Severance Plan

Under Navient’s Change in Control Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of Navient, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Treatment of outstanding equity awards upon a change in control is governed by the terms of the applicable equity award agreement and not the severance plan. Under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for tax gross-ups.

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs under various scenarios including if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2025, given the individual’s compensation and service levels as of December 31, 2025, and based on Navient’s closing stock price of $13.00 per share on December 31, 2025, the last trading date of the year. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.

The following severance arrangements were effective for our NEOs who were employed as executive officers of Navient on December 31, 2025: (i) the Navient Corporation Executive Severance Plan for Senior Officers, as amended and restated, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, as amended and restated, and (iii) the Navient Corporation 2024 Omnibus Incentive Plan, as amended and restated. As stated above, Mr. Yowan is neither eligible to participate in Navient’s Executive Severance Plan for Senior Officers nor in its Change in Control Severance Plan for Senior Officers.

Change in Control Without Termination

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	0	-	-	0
Hauber	-	-	-	-
Standish	-
Fisher	-	-	-	-

(1)	Generally, under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied. Performance stock units (PSUs) granted to Mr. Yowan in 2023 and 2024 described in the Compensation Discussion and Analysis above vest upon a change of control for any portion of the award for which the service condition of the award has been met. For the PSUs granted to Mr. Yowan in 2023, the service condition was met as of December 31, 2025; however, the performance condition for these 2023 PSUs as of December 31, 2025, results in a payout of $0. For the PSUs granted to Mr. Yowan in 2024, the service condition was met as of December 31, 2025; however, the performance condition for these 2024 PSUs as of December 31, 2025, results in a payout of $0. For the PSUs granted to Mr. Yowan in 2025, the service condition has not been met as of December 31, 2025, and the performance condition as of December 31, 2025, would adjust the target number of shares to 83.9% but the resulting awards would continue to vest and not accelerate in this scenario. RSUs granted to Mr. Yowan in 2025 would also continue to vest and not accelerate.

Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement(2) ($)	Total ($)
Yowan	3,090,739	-	-	3,090,739
Hauber	1,708,291	2,928,125	38,261	4,674,677
Standish	1,081,564	2,477,187	38,278	3,597,029
Fisher	2,733,759	3,066,375	38,278	5,838,412

(1)	For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2025 ($13.00), the last trading date of the year. PSUs granted in 2023 vested at 59% of the target number of units based on Company performance over a three-year performance period (2023-25) and were settled on March 3, 2026. See discussion of 2023-25 PSUs in the Compensation Discussion and Analysis above for additional details. These 2023-25 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2025.

PSUs granted to Mr. Yowan in 2023 and 2024 vest upon a change of control for any portion of the award for which the service condition of the award has been met. For the PSUs granted to Mr. Yowan in 2023, the service condition was met as of December 31, 2025; however, the performance condition for these 2023 PSUs as of December 31, 2025, results in a payout of $0. For the PSUs granted to Mr. Yowan in 2024, the service condition was met as of December 31, 2025; however, the level of achievement of performance condition for these PSUs resulted in a payout of $0. For the PSUs granted to Mr. Yowan in 2025, he has not yet met the service condition as of December 31, 2025; however, the awards would vest based on the performance on December 31, 2025, at 83.9%. RSUs granted to Mr. Yowan in 2025 would vest upon a change in control and termination without cause or for Good Reason.

(2)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months. Mr. Yowan does not participate in Navient’s healthcare benefit plans.

Termination without Cause or Termination for Good Reason

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement(2) ($)	Total ($)
Yowan	1,830,356	-	30,000	1,860,356
Hauber	-	1,776,562	58,696	1,835,258
Standish	-	1,504,218	58,708	1,562,926
Fisher	-	1,851,937	58,708	1,910,645

(1)	By their terms, in the event of a termination without cause or a termination for good reason, outstanding Navient equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date. The value of 2024-26 PSUs and 2025-27 PSUs that would continue to vest is dependent on the achievement of the performance goals at the end of the applicable performance period. The value as of December 31, 2025, the last trading date of the year, of RSUs and 2023-25 PSUs that would continue to vest is equal to the total of the amounts reported for each NEO in the “Market Value of Shares or Units of Stock That Have Not Yet Vested” column on the Outstanding Equity Awards at Fiscal Year End table, above. RSUs granted to Mr. Yowan in 2025 vest immediately in the event of a termination without cause or a termination for good reason. PSUs granted in 2023 and 2024 to Mr. Yowan provide that the service conditions are satisfied at 100% in the event of a termination without cause or for good reason. The performance condition for the PSUs granted in 2023 and 2024 had been met as of December 31, 2025, but the performance criteria at that time resulted in 0% payouts. For PSUs granted to Mr. Yowan in 2025, the service condition was met but only portions of the award that have met their performance condition would accelerate and vest. The performance condition for the 2025 Legacy Expense goal, representing 15% of the award, was met at 150%.

(2)	As President and Chief Executive Officer of Navient, Mr. Yowan is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $30,000 of outplacement services. Amounts for Messrs. Fisher, Hauber and Standish include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $30,000 of outplacement services. Mr. Yowan does not participate in Navient’s healthcare benefit plans.

Termination for Cause or Resignation (other than for Good Reason or Retirement)

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	-	-	-	-
Hauber	-	-	-	-
Standish	-	-	-	-
Fisher	-	-	-	-

(1)	Vested and outstanding and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated, and in the Navient Corporation 2024 Omnibus Incentive Plan) or resignation other than for Good Reason or Retirement.

Termination upon Retirement

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	-	-	-	-
Hauber	-	-	-	-
Standish	-		-	-
Fisher	-	-	-	-

(1)	Mr. Standish is eligible for retirement vesting of his outstanding equity awards pursuant to the awards’ terms and Navient’s equity retirement policy. Outstanding equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in Navient’s retirement policy. The award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both Former SLM and Navient is counted for these purposes. See footnote 1 of the “Termination without Cause or Termination for Good Reason” table above for a discussion of the values of equity awards that would continue to vest for Mr. Standish. Awards granted to Mr. Yowan in 2024 and 2025 do not provide any retirement treatment provisions.

Termination by Death or Disability

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	6,021,237	-	-	6,021,237
Hauber	1,708,291	-	-	1,708,291
Standish	1,081,564	-	-	1,081,564
Fisher	2,733,759	-	-	2,733,759

(1)	The vesting of all outstanding equity awards granted to NEOs other than Mr. Yowan will accelerate upon termination of employment due to death or disability. For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2025 ($13.00), the last trading date of the year. PSUs granted in 2023 vested at 59% of the target number of units based on Company performance over a three-year performance period (2023-25) and were settled on March 2, 2026. See discussion of 2023-25 PSUs in the Compensation Discussion and Analysis above for additional details. These 2023-25 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2025. Equity awards granted to Mr. Yowan in 2023, 2024 and in 2025 provide that a prorated portion of his awards will vest based on the number of days elapsed in the applicable service period at the time of such termination by death or disability. For Mr. Yowan, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2025 ($13.00), the last trading date of the year. PSUs granted in 2023 are based on 597 days with no prorated rate and PSUs granted in 2024 are based on 547 days with no prorated rate. PSUs and RSUs granted in 2025 are based on 366 days for the first service condition date of July 7, 2026, at a prorated rate of 48.63% of and 550 days for the second service condition date of January 7, 2027, at a prorated rate of 32.36%.

Payments with respect to Departed NEOs

Mr. Green departed Navient, effective August 1, 2025. In accordance with the Executive Severance Plan for Senior Officers described above, Mr. Green received certain severance payments and benefits. Mr. Green received a cash payment of $1,292,886 on August 22, 2025, which represents (i) his base salary and an average annual incentive award (determined over the last 24 months), plus (ii) his pro-rated target annual incentive award for 2025, calculated through the end of July 2025, and post-employment healthcare benefits. Mr. Green’s outstanding equity awards will continue to vest pursuant to the vesting schedule set forth in their applicable award agreements as if they remain employed by Navient through the pre-established vesting dates.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring Navient to disclose annually: (i) the annual total compensation of the individual identified as the median compensated by Navient (as described below), (ii) the annual total compensation of Navient’s CEO, and (iii) the estimated ratio of these two amounts.

To identify our median employee, we reviewed the annual compensation of all full-time, part-time, seasonal and temporary employees of Navient and its affiliated companies as of December 31, 2025. As permitted under SEC rules, we treated an employee’s 2025 “annual compensation” for this purpose as equal to the sum of his or her base salary, bonus compensation and equity incentive compensation provided in 2025. In identifying the median employee, we excluded the CEO. As of December 31, 2025, Navient and its affiliated companies had approximately 700 employees, all of whom reside in the United States or a U.S. territory.

Our CEO’s annual total compensation for 2025 was $5,539,945, which is the total compensation amount in 2025provided for in the “Summary Compensation Table” above. The 2025 annual total compensation of the median employee identified by Navient, calculated in accordance with SEC rules regarding the Summary Compensation Table, was $139,549. Accordingly, Navient’s estimated 2025 pay ratio was 40:1.

SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Navient pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

Pay versus Performance

In accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown.

Year	Summary Compensation Table Total for First PEO¹ ($)	Summary Compensation Table Total for Second PEO¹ ($)	Compensation Actually Paid to First PEO¹˒²˒³ ($)	Compensation Actually Paid to Second PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Value of Initial Fixed $100 Investment based on:		Net Income ($ Millions)	“Core Earnings” Return on Equity⁵
							TSR ($)	Peer Group TSR[4] ($)
2025	-	5,539,945	-	4,447,147	1,991,019	1,797,153	161.98	149.81	(80)	-0.6%
2024	-	6,104,709	-	2,121,810	2,645,022	1,962,909	121.41	125.20	131	10.5%
2023	12,063,101	5,062,340	10,488,560	6,302,505	1,880,357	1,756,324	163.20	105.65	228	14.5%
2022	8,273,918	-	(533,002)	-	2,118,667	1,023,263	138.88	100.43	645	17.2%
2021	7,883,966	-	23,762,521	-	1,822,804	3,722,320	172.23	116.80	717	24.6%

(1)	Jack Remondi was our PEO for each of 2021, and 2022, and the PEO for 2023 through May 2023 (“First PEO”). David Yowan has been our PEO since May 2023 (“Second PEO”). The Non-PEO NEOs for each applicable year are as follows:

●	2025: Joe Fisher, Steve Hauber, Troy Standish and David Green

●	2024: Joe Fisher, Steve Hauber, Troy Standish, Mark Heleen and John Kane

●	2021-2023: Joe Fisher, John Kane, Mark Heleen and Steve Hauber

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total on page 63 with certain adjustments as described in footnote 3 below.

(3)	Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation that reflects the exclusions and inclusions of certain amounts for the PEOs and the non-PEO NEOs as set forth below for the most recent fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2025	5,539,945	(3,330,733)	2,237,935	4,447,147
2024	6,104,709	(3,784,459)	(198,440)	2,121,810
2023	5,062,340	(3,797,694)	5,037,859	6,302,505

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Stock Awards for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2023	12,063,101	(4,908,202)	3,333,661	10,488,560
2022	8,273,918	(5,363,448)	(3,443,472)	(533,002)
2021	7,883,966	(4,999,987)	20,878,542	23,762,521

Year	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for non-PEO NEOs ($)	Average Inclusion of Equity Values for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)
2025	1,991,019	(742,549)	548,683	1,797,153
2024	2,645,022	(1,014,922)	332,809	1,962,909
2023	1,880,357	(905,376)	781,343	1,756,324
2022	2,118,667	(922,454)	(172,950)	1,023,263
2021	1,822,804	(687,487)	2,587,003	3,722,320

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Second PEO ($)	Total - Inclusion of Equity Values for Second PEO ($)
2025	2,819,440	(707,993)	-	126,488	-	-	2,237,935
2024	2,866,685	(2,650,412)	-	(414,713)	-	-	(198,440)
2023	4,906,509	-	131,350	-	-	-	5,037,859

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2023	4,391,246	(1,284,516)	78,570	148,361	-	-	3,333,661
2022	3,650,102	(5,076,922)	89,618	(2,106,270)	0	0	(3,443,472)
2021	10,433,778	9,288,158	144,554	1,012,052	0	0	20,878,542

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)(a)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	719,825	(183,662)	-	12,520	-	-	548,683
2024	646,142	(223,555)	9,328	(99,106)	-	-	332,809
2023	834,782	(107,807)	4,597	49,771	0	0	781,343
2022	654,630	(586,311)	4,981	(246,250)	0	0	(172,950)
2021	1,373,835	1,029,085	6,836	177,247	0	0	2,587,003

(a)	This column includes the year-end value of the portion(s) of performance stock unit awards approved in a prior year with a grant date in 2025 when the “Core Earnings” Return on Equity measure for that portion is established. See discussion of the Long-term Incentive Program section in the Compensation Discussion and Analysis above.

(4)	The Peer Group TSR set forth in this table utilizes the S&P 600 Financials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P 600 Financials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)	We determined Return on Equity to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2025. Cumulative Net Student Loan Cash Flows was our most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs from 2021 to 2024. “Core Earnings” Return on Equity is a non-GAAP measure. For more information on Return on Equity, please see the “2025 Long-term Incentive Program” section of the Compensation Discussion and Analysis included in this proxy statement.

Relationship Between “Compensation Actually Paid” And Performance Measures

The following charts show the strong link between Compensation Actually Paid to our executives and our company’s performance, consistent with our compensation philosophy and as described in our Compensation Discussion and Analysis on page 43.

The first chart below sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR and the cumulative TSR of the S&P 600 Financials Index over the five most recently completed fiscal years. The second chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Income over the five most recently completed fiscal years. The third chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our “Core Earnings” Return on Equity during the five most recently completed fiscal years.

SEC rules for disclosing the relationship between “compensation actually paid” and performance measures allow companies to select, among other things, the most important financial performance measure and the peer group for calculating TSR.  Additionally, the SEC rules do not mandate a particular format for disclosing the relationship between pay and performance.  As a result, the relationships disclosed by other companies regarding compensation actually paid and performance measures may not be comparable to the relationships disclosed by Navient above, as other companies may have selected different financial performance measures and/or peer groups for their disclosure and may have used different methodologies and assumptions for selecting these metrics. In addition, the relationship between the Company’s pay and performance may evolve over time as the Company’s business strategy and the design of the Company’s incentive programs evolve to better align with shareholder value and to recognize the transformation of the Company as we shift our priorities to focus on strategic growth.

2025 Performance Measures

As noted above, Our Compensation Committee believes in a holistic evaluation of our named executive officers’ and our company’s performance and uses a mix of well-balanced performance measures throughout our annual and long-term incentive programs to align executive pay with shareholder value creation. As required by SEC rules, the financial performance measures identified as the most important for named executive officers’ 2025 compensation decisions are listed below.

●	Cumulative Net Student Loan Cash Flows

●	Return on Equity

●	Adjusted Diluted “Core Earnings” Per Share

●	Relative Total Shareholder Return

Other Matters

Certain Relationships and Related Transactions

Navient maintains a written policy regarding review and approval of transactions with related parties. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, director nominee, executive officer, greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Party Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Party Transactions and may be required to be disclosed in the proxy statement but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.

From the beginning of 2025 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Navient was (or is to be) a participant and any executive officer, director, director nominee, five percent beneficial owner of our Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this proxy statement for our named executive officers and directors and the following transactions:

●	Ms. Kathryn Miceli, sister-in-law of Joe Fisher, the Company’s former Chief Financial Officer and Principal Accounting Officer, has been employed at Navient as Director, Private Credit Reporting since February 20, 2010. During 2025, Ms. Miceli received compensation in the amount of $202,863.74 which consists of base salary, bonus compensation and equity incentive compensation. Ms. Miceli’s compensation is comparable to the compensation paid to other employees in similar positions.

●	Navient entered into a services agreement with Beatrice Associates, Inc., a Delaware corporation (“Beatrice Associates”) on August 18, 2025. Stephen Welker, a partner in the Sherborne Group, is the chairman of Beatrice Associates. In 2025, Beatrice Associates received approximately $868,328 in compensation for its services.

Additionally, on April 14, 2022, Navient entered into a Nomination and Cooperation Agreement with Edward J. Bramson, Sherborne Investment Managers LP and Newbury Investors LLC (collectively, “Sherborne”) whereby, among other things, Navient agreed to nominate Mr. Bramson to the Board for the 2022 Annual Meeting. Except as stated above, there have been no transactions between Navient and any of the Sherborne parties. Additional information pertaining to the agreements between Sherborne and Navient can be found on page 18 of this proxy statement under the heading “Agreements with the Sherborne Group.”

Other Matters for the 2026 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board intends to present for a vote at the Annual Meeting other than the proposals discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2025.

Shareholder Proposals for the 2027 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2027 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2027 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 17, 2026 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.

Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2027 Annual Meeting must be received by the Company on or after February 4, 2027, and on or before March 6, 2027. Any such notice must satisfy the other requirements in Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027.

Proxy Access Procedures

The Company’s Bylaws generally permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares for at least three years to nominate, and include in the Company’s proxy materials, director nominees constituting up to the greater of two Board members or 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Bylaws. Written notice of proxy access director nominees must be received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date our definitive proxy statement was first sent to shareholders in connection with the preceding year's annual meeting. With respect to the 2027 Annual Meeting, this notice must be received between November 17, 2026 and December 17, 2026, assuming the date of the 2027 Annual Meeting is not changed by more than 30 days before or after the first anniversary of the 2026 Annual Meeting. Any notices should be addressed to Corporate Secretary, Navient Corporation, 13865 Sunrise Valley Drive, Herndon, VA 20171.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie to solicit proxies for an estimated fee of $17,500 plus reimbursement for out-of-pocket costs. In addition, officers, directors, certain employees or other agents of Navient may solicit proxies in person, by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered, to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of Proxy Materials, and, if so requested by the beneficial owners, paper copies of our 2025 Form 10-K, this proxy statement and the proxy card. Upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense and reduce environmental effects of printing and delivering duplicate proxy materials to shareholders who may have more than one account holding Navient stock but who share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to separate proxy voting instructions.

If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability of Proxy Materials or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you are a registered shareholder and wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you, and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

NAVIENT CORPORATION
13865 SUNRISE VALLEY DRIVE
HERNDON, VA 20171
ATTN: OFFICE OF CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2026 for shares held directly and by 11:59 P.M. ET on 06/01/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2026 for shares held directly and by 11:59 P.M. ET on 06/01/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	Nominees	For	Against	Abstain
1A	Frederick Arnold	☐	☐	☐
1B	Edward J. Bramson	☐	☐	☐
1C	Anna Escobedo Cabral	☐	☐	☐
1D	Larry A. Klane	☐	☐	☐
1E	Michael A. Lawson	☐	☐	☐
1F	David L. Yowan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratify the appointment of KPMG LLP as Navient independent registered public accounting firm for 2026	☐	☐	☐
3	Approve, in a non-binding advisory vote, the compensation paid to Navient-named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
4	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000703142_1 R2.09.05.010